                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
                         POST-EFFECTIVE AMENDMENT NO. 8
                     TO REGISTRATION STATEMENT No. 33-50968

                                      Under

                           The Securities Act of 1933


                           IDS Life Insurance Company
               (Exact name of registrant as specified in charter)

                                    Minnesota
         (State or other jurisdiction of incorporation or organization)

                                       63
            (Primary Standard Industrial Classification Code Number)

                                   41-0823832
                      (I.R.S. Employer Identification No.)

             IDS Tower 10, Minneapolis, MN 55440-0010 (612) 671-3131
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Bruce Kohn, Counsel
                           IDS Life Insurance Company
                 IDS Tower 10, Minneapolis, Minnesota 55440-0010
                                 (612) 671-2221
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


                                  Calculation of Registration Fee

Title of each class of securities       Amount to be       Proposed maximum         Proposed maximum         Amount of
to be registered                         registered     offering price per unit    aggregate offering     registration fee
                                                                                         price

Interests in a flexible premium           N/A
group market value annuity contract
and individual market value annuity
contracts for non-tax qualified
purchases.

                                     PART I.

                       INFORMATION REQUIRED IN PROSPECTUS

            Attached hereto and made a part hereof is the Prospectus.




IDS Life Flexible Payment Market Value Annuity
Prospectus, April 30, 1999


IDS Life Insurance Company (IDS Life) offers this annuity in two ways:

o    a group market value annuity contract, and

o    individual market value annuity contracts

To buy this annuity, you must send IDS Life a purchase payment of at least $5,000 with an application for a contract. You may make additional purchase payments of at least $2,000.

IDS Life Account MGA
Group and Individual Flexible Premium Market
Value Annuity Contracts

Sold by:
IDS Life Insurance Company
IDS Tower 10
Minneapolis, MN 55440-0010
Telephone: 800-437-0602

If you choose not to hold these securities until the end of a guarantee period, they may be subject to a substantial surrender charge or market value adjustment. As a result, you could get less than your purchase payment back.

Interest rates for future guarantee periods may be higher or lower than the previous guaranteed interest rate. The minimum guaranteed renewal interest rate is 3%. IDS Life guarantees this rate.

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

IDS Life is not a bank or financial institution, and the securities it offers are not deposits or obligations of, backed or guaranteed or endorsed by any bank or financial institution nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency. Investments in this annuity involve investment risk including the possible loss of principal.

Table of contents
                                                          Page

The Flexible Payment Market Value Annuity in brief.....

Key terms..............................................

Description of contracts...............................
General................................................
Application and purchase payment.......................
Right to cancel........................................
Guarantee periods......................................
Surrenders, free withdrawals and systematic withdrawals
Surrender charge.......................................
Transfers..............................................
Market value adjustment................................
Premium taxes..........................................
Death benefit prior to settlement......................
Death benefit after settlement.........................
Statement..............................................
Choosing the settlement date and annuity payment plan..

Amendment, distribution and assignment of contracts....
Amendment of contracts.................................
Distribution of contracts..............................
Assignment of contracts

Federal tax considerations.............................

The Company............................................
Business...............................................
Investments by IDS Life................................
Selected financial data................................
Management's discussion and analysis of consolidated
financial condition and results of operations..........

Directors and executive officers.......................
Executive compensation.................................
Security ownership of management.......................

Legal proceedings and opinion..........................

Experts................................................

Appendix A - Total surrender illustration..............

Appendix B - Market value adjustment illustration......

IDS Life financial information.........................

The Flexible Payment Market Value Annuity in brief

In this prospectus, "we", "us" and "IDS Life" refer to IDS Life Insurance Company and "you" and "yours" refer to an owner who has been issued a contract.

This summary is incomplete. Do not rely on it as a description of your contract. For more complete information, you must read the entire prospectus. You can find more information about a topic in the summary by turning to the discussion beginning at the page listed after that topic in the summary.

Contracts: We are offering group and individual flexible premium market value annuity contracts to the general public for non-tax qualified and tax qualified purchases. You may allocate your purchase payments to different subaccounts of the contracts for different guarantee periods. Each subaccount has a guaranteed interest rate that we credit to the purchase payment when it is held to the end of the subaccount guarantee period. Surrenders or transfers before the end of a subaccount guarantee period are subject to a market value adjustment and, if it applies, a surrender charge. Surrenders or transfers are available without market value adjustment on the last day of each subaccount guarantee period and during the first ten days of each new subaccount guarantee period. A free withdrawal amount is available under each subaccount.

Guarantee periods: When you make an initial purchase payment under an application, or an additional purchase payment or transfer, you allocate the payment or transfer to one or more subaccounts that we offer at the time. We establish a subaccount for each combination of guarantee period and guarantee rate to which you allocate a purchase payment or transfer. The purchase payment or transfer allocated to each subaccount earns interest at the rate for that subaccount that we have guaranteed for your contract. We credit interest daily. Credited interest earns interest at the rate we established. The guaranteed rate we establish will always be at least 3%. (p.)

When a subaccount guarantee period ends, a new guarantee period will begin. We will transfer the subaccount accumulation value without market value adjustment to a new subaccount. The new subaccount guarantee period will be for one year unless you choose a different period from those we offer at that time. The new guarantee period may never extend beyond the settlement date. (p.)

Surrenders, free withdrawals and systematic withdrawals: Each contract year, you may surrender or transfer free withdrawal amounts. These free withdrawal amounts are not subject to either a surrender charge or a market value adjustment. However, they are subject to federal income tax and may be subject to a federal penalty tax and, under certain tax qualified contracts, to 20% income tax withholding. Free withdrawal amounts are calculated separately for each subaccount. From the time we establish a subaccount for you as a result of your payment or transfer, up to the next contract anniversary, the free withdrawal amount is 10% of your subaccount payment or transfer. During each contract year after that, the free withdrawal amount is 10% of the accumulation value of the subaccount on its last contract anniversary. You also may establish systematic withdrawals of amounts up to the free withdrawal amount. (p.)

With some restrictions, we permit partial or total surrenders. We may delay payment of any surrender for up to six months from the date we receive notice of surrender or the period permitted by state law, if less. We will not delay a payment for more than seven days except under extraordinary circumstances. If we choose to exercise this right, then during this delay, we will pay annual interest of at least 3% of any amounts delayed for more than thirty days. (p.)

Surrender charge: Surrenders may be subject to a surrender charge. We calculate surrender charges separately for each subaccount. The surrender charge depends on the number of contract years a purchase payment allocated to a subaccount has been in the contract. If you surrender from a subaccount before your purchase payments in that subaccount have been in the contract for eight contract years, a surrender charge, beginning at a maximum of 7% of the market adjusted value surrendered will be subtracted from that subaccount. There are no surrender charges for payments that have been in the contract for eight or more contract years or if you surrender on the last day of a subaccount guarantee period or during the first ten days of the new subaccount guarantee period. We will waive the surrender charge in certain instances. (p.)

Transfers: You may transfer the accumulation value from an existing subaccount to a new subaccount at any time before the settlement date as long as the old subaccount existed for at least one calendar year before the transfer. The minimum accumulation value you may transfer is $2,000 or the entire subaccount accumulation value, if less. For transfers before the end of a subaccount guarantee period, there will be a market value adjustment to the accumulation value in excess of the free withdrawal amount. (p.)

Market value adjustment: A market value adjustment applies when the surrender or transfer occurs before the end of a subaccount guarantee period. A market value adjustment is a change in the subaccount accumulation value. Therefore, the amount distributed from a subaccount on surrender or transfer may be more or less than the total purchase payments or transfers made to that subaccount (plus accrued interest). We find the market value adjustment using the rate we then are paying on purchase payments or transfers made to new subaccounts for about the same time as the time remaining in your subaccount guarantee period. (p.)

Premium taxes: We may deduct premium taxes from the accumulation value of your contract. State premium taxes range from 0 to 3.5% of your gross purchase payments. (p.)

Death benefit prior to settlement: The contract provides for a guaranteed death benefit. If the annuitant or owner dies before the settlement date, we will pay to the owner or beneficiary the death benefit in place of any other payment under the contract. The amount of the death benefit will equal the accumulation value. (p.)

Choosing the settlement date and annuity payment plan: On the settlement date picked by the owner, we will pay the owner a lump sum payment or start to pay a series of payments. You may choose a series of payments under some annuity payment plans. (p.)

Key terms

In this prospectus, "we", "us" and "IDS Life" refer to IDS Life Insurance Company and "you" and "yours" refer to an owner who has been issued a contract.

These terms can help you understand details about your annuity:


Accumulation value - The value of the purchase and transfer payments plus interest credited, adjusted for any surrenders. The contract accumulation value is the sum of all subaccount accumulation values.


Annuitant - The person on whose life monthly annuity payments depend.

Annuity  -  A  contract   purchased  from  an  insurance   company  that  offers
tax-deferred growth of the purchase payment until earnings are withdrawn.

Cash surrender value - The market adjusted value less any applicable surrender charge. On the last day of a guarantee period, the cash surrender value is the accumulation value.

Contract - The certificate or individual contract described under Description of contracts-General.

Contract anniversary - The same day and month as the contract date each year that the contract remains in force.

Contract date - The date from which contract anniversaries, contract years and contract months are determined.

Free withdrawal amount - The amount of surrenders and transfers that you may make each contract year without market value adjustment or surrender charge. We calculate free withdrawal amounts separately for each subaccount. From the time a subaccount is established by payment or transfer to the next contract anniversary, the free withdrawal amount is 10% of your subaccount payment or transfer. During each contract year after that, the free withdrawal amount is 10% of the accumulation value of the subaccount on its last contract anniversary.

Guarantee period - The period for which we guarantee a particular declared effective annual interest rate.

Guarantee rate - The particular declared effective annual interest rate that we guarantee for a guarantee period.

Market adjusted value - The accumulation value in excess of the free withdrawal amount, increased or decreased by the market value adjustment formula, plus the free withdrawal amount. The adjustment is for interest rate changes since a subaccount begins. We calculate the adjustment separately for each subaccount. The contract market adjusted value is the sum of all subaccount market adjusted values.

Market value adjustment - The difference between the market adjusted value and the accumulation value. It is positive if the market adjusted value is greater than the accumulation value. It is negative if the accumulation value is greater than the market adjusted value.

Owner - The person or entity to whom the contract is issued. The owner may be someone other than the annuitant.

Purchase payment - Payment made to IDS Life for an annuity.

Settlement - The application of contract value to provide annuity payments. If the settlement date is not the last day of a guarantee period, we apply the market adjusted value of the contract. On the last day of a guarantee period, we apply the accumulation value of the contract.

Settlement date - The date on which annuity payments are to begin.

Subaccount - An account we establish for each combination of guarantee period and guarantee rate to which you allocate a purchase or transfer payment. Each subaccount is distinguished by the guarantee period and the date the guarantee period begins.

Surrender value - The accumulation value plus any market value adjustment that applies, less any surrender charge that applies.

Written request - A request in writing signed by you and delivered to us at our corporate office.

Description of contracts

General

This prospectus describes interests in a flexible premium group market value annuity contract and individual market value annuity contracts offered by IDS Life to the general public for non-tax qualified and tax qualified purchases. Participation in a group contract will be accounted for separately by the issuance of a certificate showing your interest under the group contract. Participation in an individual contract is shown by the issuance of an individual annuity contract. The certificate and the individual contract are both referred to as the "contract."

IDS Life may offer this contract to fund retirement programs that qualify under the following sections of the Internal Revenue Code of 1986, as amended (the
Code): (1) plans qualified under Section 401 of the Code (including 401(k)); (2) Tax-Sheltered Annuity (TSA) plans adopted by public school systems and certain tax-exempt organizations pursuant to Section 403(b) of the Code; (3) individual retirement annuities (IRAs), SIMPLE IRAs and Simplified Employee Pension (SEP) Plans eligible under Section 408 of the Code; and (4) deferred compensation plans eligible under Section 457 of the Code.

As described in this prospectus, each subaccount of the contracts has an interest rate guaranteed by IDS Life that we credit to a purchase payment when it is held to the end of the subaccount guarantee period. We credit interest daily to achieve a stated annual effective rate, based on a 365 day year. We do not pay interest on leap days (Feb. 29th). Surrenders or transfers before the end of a subaccount guarantee period are subject to a market value adjustment, a surrender charge (if applicable), income taxes, and a 10% IRS tax penalty if withdrawn prior to age 59 1/2.

Subject to insurance department approval of the contract, IDS Life will be offering this contract in the District of Columbia and all states except New York.

Application and purchase payment

To apply for a contract, you must complete an application and make a minimum purchase payment of $5,000. We permit additional purchase payments of at least $2,000 under a contract. These additional purchase payments may be made until the date the contract terminates or the date on which annuity payments begin, whichever is earlier. The maximum total purchase payments in the first and later contract years is $500,000. We reserve the right to change this maximum. If you purchase the contract to fund a tax qualified plan, that plan's limit on contributions also will apply.

We will return an improperly completed application, along with the corresponding purchase payment, five business days after we receive it.

A payment is credited to a contract on the date we receive a properly completed application at our corporate office along with the purchase payment. Interest is earned the next day. IDS Life then issues a contract and confirms the purchase payment in writing.

When an initial purchase payment is made under an application, or when additional purchase payments or transfers are made, you allocate the payment to one or more subaccounts offered at that time by IDS Life. The minimum amount you may allocate to a subaccount is $2,000 or, in the case of a transfer, the entire subaccount accumulation value if less than $2,000. You have a subaccount for each guarantee period to which you allocate an initial purchase payment. You also have a subaccount for each guarantee period to which you allocate an additional purchase payment or to which you transfer all or part of an existing subaccount. Each subaccount is distinguished by the guarantee period and the date the guarantee period begins.

Right to cancel

You have the right to cancel the contract within 10 days after receipt of the contract and receive a refund of the entire purchase payment. For cancellation to be effective, you must mail or deliver notice of cancellation in writing to our corporate office at the following address: IDS Life Insurance Company, Attn:
Transactions, P.O. Box 534, Minneapolis, Minnesota 55440-0534.

Guarantee periods

You select guarantee periods from among those we offer. As of the date of this prospectus, we are offering guarantee periods with annual durations from one to 10 years; however, the guarantee periods we offer in the future could be different. The guarantee period selected will determine the guarantee rate. The purchase payment (less surrenders made and less applicable premium taxes, if any) or any transfer will earn interest at this guarantee rate during the entire guarantee period. Interest is credited to your annuity daily. All interest rates we quote are effective annual interest rates. This refers to the rate that results after interest has compounded daily for a full year.

The example below shows how we will credit interest during the guarantee period. For the purpose of this example, we have made the assumptions as indicated.

Example of guarantee rate:

Beginning subaccount accumulation value:             $50,000
Guaranteed period:                                   10 years
Guarantee rate:                                      6% annual effective rate

       Interest credited    Cumulative interest
Year      during year     credited to the account       Accumulation value

   1     $   3,000.00            $   3,000.00             $   53,000.00
   2         3,180.00                6,180.00                56,180.00
   3         3,370.80                9,550.80                59,550.80
   4         3,573.05               13,123.85                63,123,85
   5         3,787.43               16,911.28                66,911.28
   6         4,014.68               20,925.96                70,925.96
   7         4,255.56               25,181.51                75,181.51
   8         4,510.89               29,692.40                79,692.40
   9         4,781.54               34,473.95                84,473.95
  10         5,068.44               39,542.38                89,542.38

Guaranteed accumulation value at the end of 10 years is:
$50,000 + $39,542.38 = $89,542.38

Note: This example assumes no surrenders of any amount during the entire ten-year period. A market value adjustment applies and a surrender charge may apply to any interim surrender in excess of the free withdrawal amount (see Surrenders, free withdrawals and systematic withdrawals). The hypothetical interest rates are only illustrations. They do not predict future interest rates to be declared by IDS Life. Actual interest rates declared for any given time may be more or less than those shown.

End of a subaccount guarantee period: When a subaccount guarantee period ends, a new guarantee period will begin. We will transfer your subaccount accumulation value to a new subaccount without applying a market value adjustment. At the end of a guarantee period, or during the first ten days of the new subaccount guarantee period, you also will be able to totally or partially surrender the subaccount accumulation value without market value adjustment or surrender charge. However, such a surrender will be subject to federal income tax and may be subject to a federal penalty tax. Surrenders from certain tax qualified contracts also may be subject to 20% income tax withholding. If you surrender less than the entire subaccount accumulation value, at least $1,000 must remain in the subaccount.

We will mail you a notice twenty-one calendar days before the guarantee period ends to remind you to select a new guarantee period. If we do not receive the written selection request within ten calendar days after the guarantee period ends, the new guarantee period will be one year. The new guarantee period will never extend beyond the settlement date. For example, if the annuitant is age 82 at the end of a guarantee period and the settlement date is the annuitant's age 85, a three-year guarantee period is the maximum guarantee period that you may choose under the contract.

The accumulation value transferred to the new subaccount is guaranteed by IDS Life's general assets and will earn interest at a guarantee rate that we have declared for the guarantee period. This guarantee rate may be higher or lower than previous guarantee rates. We may declare new schedules of guaranteed interest rates as frequently as daily.

At your written request, we will notify you of the guarantee rate that applies to a specific guarantee period. You also may call us to ask about guarantee rates.

Establishment of guarantee rates: We will know the guaranteed rate of interest for a chosen guarantee period at the time we receive a purchase payment or you make a transfer. We will send you a confirmation that will show the amount paid or transferred and the applicable guarantee rate. When one subaccount guarantee period ends and another begins, we will establish a guarantee rate for the new period that is equal to or greater than the rate credited on new comparable purchase payments at the time. The minimum guarantee rate established by us will always be at least 3% per year.

IDS Life has no specific formula for determining the rates of interest that it will declare as guarantee rates in the future. We will declare the guarantee rates from time to time based on our analysis of current market conditions. (See Investments by IDS Life.) In addition, IDS Life also may consider various other factors in determining guarantee rates for a given period, including regulatory and tax requirements; sales commission and administrative expenses; general economic trends; and competitive factors. IDS Life in its sole discretion will make the final determination as to the guarantee rates to be declared. We cannot predict or guarantee future guarantee rates above the 3% rate.

Surrenders, free withdrawals and systematic withdrawals

General: Subject to certain tax law and retirement plan restrictions noted below, you may make total and partial surrenders under a contract at any time.

For all surrenders, we will reduce the accumulation value by the amount surrendered on the surrender date and that amount will be payable to the owner. We will also reduce the accumulation value by any applicable surrender charge. We will either reduce or increase the accumulation value by any market value adjustment applicable to the surrender. IDS Life will, on request, inform you of the amount payable in a total or partial surrender.

Any total or partial surrender may be subject to tax and tax penalties. Surrenders from certain tax qualified contracts may be subject to 20% income tax withholding. (See Federal tax considerations.)

Tax-sheltered annuities: The Code imposes certain restrictions on an owner's right to receive early distributions attributable to salary reduction contributions from a contract purchased for a retirement plan qualified under
Section 403(b) of the Code as a TSA.


Distributions attributable to salary reduction contributions made after Dec. 31, 1988, plus all earnings since Dec. 31, 1998, or to transfers or rollovers of such amounts from other contracts, may come from the TSA contract only if you have attained age 59-1/2, have become disabled as defined in the Code, have separated from the service of your employer that purchased the contract or have died.


Additionally, if you should encounter a financial hardship (within the meaning of the Code), you may receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not of the earnings on them.

Even though these rules may permit a distribution (e.g., for hardship or after separation from service), it may nonetheless be subject to a 10% IRS penalty tax (in addition to income tax) as a premature distribution and to 20% income tax withholding. (See Federal tax considerations.)

These restrictions do not apply to transfers of contract values to another TSA investment vehicle available through the employer.

Free withdrawal amounts: You may surrender or transfer free withdrawal amounts each contract year. These free withdrawal amounts are not subject to either a surrender charge or a market value adjustment. However, they are subject to federal income tax and may be subject to a federal penalty tax and, if made from certain tax qualified contracts, to 20% income tax withholding. Free withdrawal amounts are calculated separately for each subaccount. From the time a subaccount is established by payment or transfer up to the next contract anniversary, the free withdrawal amount is 10% of the subaccount payment or transfer. During each contract year thereafter, the free withdrawal amount is 10% of the prior contract anniversary subaccount accumulation value.

Systematic withdrawals: You may establish systematic withdrawals of amounts up to the free withdrawal amount by written request or other method acceptable to IDS Life. The minimum systematic withdrawal amount from the contract is $100, and these withdrawals can be made on a monthly, quarterly, semi-annual or annual basis. You may designate the systematic withdrawal to be made from the contract in one of the following ways:

o withdrawing interest earnings up to the free withdrawal amount from each subaccount over the systematic withdrawal period;

o    withdrawing  the  entire  free   withdrawal   amount  over  the  systematic
     withdrawal period; or

o withdrawing a specific dollar amount less than the free withdrawal amount. Under this option, the specific dollar amount will be withdrawn on a pro-rata basis from all the subaccounts in which you have a balance, unless you instruct otherwise.

The minimum contract accumulation value required to begin systematic withdrawals is $5,000. You may start or stop this service at any time, but must give us 30 days' notice to change any systematic withdrawal instructions that are currently in place.

Systematic withdrawals may result in taxes, tax penalties and 20% income tax withholding being applied to all or a portion of the amount withdrawn. You should consult a tax advisor regarding the tax consequences of systematic withdrawals.

Partial surrenders: Unless we agree otherwise, the minimum contract accumulation value you may surrender is $1,000 (except for free withdrawal amounts and systematic withdrawals as explained above). The minimum balance in a subaccount after surrender is $1,000.

You may make a surrender by written request. This request must specify the subaccount(s) from which the surrender is to be made and the surrender amount. You also may make a partial surrender request not exceeding $50,000 by telephone. We have the authority to honor any telephone partial surrender request believed to be authentic and will use reasonable procedures to confirm that they are. This includes asking identifying questions and tape recording calls. As long as reasonable procedures are followed, neither IDS Life nor its affiliates will be liable for any loss resulting from fraudulent requests. At times when the volume of telephone requests is unusually high, we will take special measures to ensure that calls are answered as promptly as possible. We will not allow a telephone surrender request within 30 days of a phoned-in address change.

You may request the net check amount you wish to receive. We will determine how much accumulation value needs to be surrendered to yield the net check amount after any applicable market value adjustments and surrender charge deductions.

Total surrenders: We will compute the value of your contract at the next close of business after we receive your request for a complete surrender. A contract terminates upon total surrender. We may request return of the contract prior to a total surrender.

Payment on surrender: We may defer payment of any partial or total surrender for a period not exceeding 6 months from the date we receive your notice of surrender or the period permitted by state insurance law, if less. Only under extraordinary circumstances will we defer a surrender payment more than 7 days. If we defer payment for more than 30 days, we will pay annual interest of at least 3% on the amount deferred. While all circumstances under which we could defer payment upon surrender may not be foreseeable at this time, such circumstances could include, for example, our inability to liquidate assets due to a general financial crisis. If we intend to withhold payment more than 30 days, we will notify you in writing.

Surrender at the end of a guarantee period: A subaccount surrender at the end of the guarantee period or during the first ten days of the new guarantee period will not incur a surrender charge or market value adjustment, nor will it reflect any interest earned during this ten day period.

NOTE: We will charge you a fee if you request express mail delivery of your surrender check.

Surrender charge

We may assess a surrender charge on any total or partial surrender of purchase payments that have been in the contract for less than eight contract years unless the surrender occurs on the last day of a subaccount guarantee period or during the first ten days of the new subaccount guarantee period. We calculate surrender charges separately for each subaccount. The surrender charge depends on the number of contract years a purchase payment to a subaccount has been in the contract. The surrender charge decreases each year on the contract anniversary date. There are no surrender charges for payments that have been in the contract for eight or more contract years.

We determine the surrender charge by multiplying the applicable surrender charge percentage by the subaccount market adjusted value in excess of the free withdrawal amount. The surrender charge percentages are as follows:

    Contract years since            Surrender charge
      payment received                 percentage
------------------------------ ---------------------------
         1                              7%
         2                              6
         3                              5
         4                              4
         5                              3
         6                              2
         7                              1
         8 or more                      0

For an example of how the surrender charge is calculated for the total surrender of a subaccount, please see Appendix A.

No surrender charge: We will assess no surrender charge for:

o    exercise of the cancellation right;

o    free withdrawal amounts;

o    payments that have been in the contract for eight or more contract years;

o    transfers between subaccounts;

o surrenders from a subaccount at the end of its guarantee period and during the first ten days of the new subaccount guarantee period;

o application of the accumulation value to provide annuity payments using an annuity payment plan; or

o    death benefits.

In some cases, such as when an employer makes this annuity available to employees, we may expect to incur lower sales and administrative expenses or perform fewer services due to the size of the group, the average contribution and the use of group enrollment procedures. Then we may be able to reduce or eliminate surrender charges. However, we expect this to occur infrequently.

Transfers

You may transfer the accumulation value from an existing subaccount to a new subaccount at any time before the settlement date. A subaccount must have been established for at least one calendar year before you can make a transfer from it. We will not charge a fee for these transfers. However, the transfers are subject to a market value adjustment.

For transfers before the end of a guarantee period, there will be a market value adjustment to the accumulation value in excess of the free withdrawal amount. There will not be a market value adjustment for transfers at the end of a guarantee period.

The minimum accumulation value you may transfer is $2,000 or the entire subaccount accumulation value, if less. You may transfer less than the entire subaccount accumulation value only if a minimum accumulation value of $1,000 remains in the subaccount after the transfer.

You may make a transfer by written request. This request must specify the subaccount from which the transfer is to be made and the amount of the transfer if it is less than the entire subaccount accumulation value. The request must also specify the length of the new guarantee period.

Market value adjustment

We guarantee the subaccount accumulation value, including the interest credited, if the value is held in the subaccount until the end of the guarantee period. However, we will apply a market value adjustment if a surrender or transfer occurs prior to the end of the guarantee period.

The  market  value  adjustment  is a  positive  or  negative  adjustment  of the subaccount accumulation value. The market value adjustment reflects the relationship, at the time of surrender or transfer, between the subaccount guarantee rate and the interest rate we are crediting on purchase payments or transfers made to new Flexible Payment Market Value Annuity subaccounts with guarantee periods that are the same as the time remaining in your subaccount guarantee period.

The market adjusted value is your subaccount accumulation value (in excess of the free withdrawal amount) adjusted by the market value adjustment, plus the free withdrawal amount. Upon surrender your subaccount's market adjusted value may be greater than your contract's accumulation value, equal to it or less than it depending on how the guaranteed interest rate on your contract compares to the interest rate of a new Flexible Payment Market Value Annuity for the same number of years as the guarantee period remaining on your contract.

Before we look at the formula for calculating market adjusted value, it may help to look in a general way at how comparing your contract's guaranteed rate and the rate for a new contract affects your market adjusted value.

Relationship between your contract's guaranteed rate and new contract for the same number of years as the guaranteed period remaining on the contract:

If the annuity rate is:                     The market adjusted value will be:

greater than the new annuity rate + .25%    greater than the accumulation value

equal to the new annuity rate + .25%        equal to the accumulation value

less than the new annuity rate + .25%       less than the accumulation value


Let's look at two examples. In order to do so, let's make these assumptions:

o You bought a contract and allocated your purchase payment to a subaccount with a guarantee period of 10 years.

o We guarantee an interest rate of 4.5% annually for your 10-year guarantee period.

o After 3 years you decide to surrender the value of the subaccount. In other words, you decide to surrender your contract when you have 7 years left in your subaccount guarantee period.

When considering the examples, remember that, if you surrender, market value adjustments and surrender charges only apply to surrenders in excess of the fee withdrawal amount. Remember that your market adjusted value depends partly on the interest rate of a new Flexible Payment Market Value Annuity for the same number of years as the guarantee period remaining for your subaccount. In this case, that is 7 years.

Now let's look at our examples. For our first example, remember that your subaccount is earning 4.5%. Let's assume that new contracts that we offer with a 7-year guarantee period are earning 5.0%. We add 0.25% to the 5.0% rate to get 5.25%. Your contract's 4.5% rate is less than the 5.25% rate and, as reflected in the table above, your market adjusted value will be less than your accumulation value.


For our second example, remember again that your subaccount is earning 4.5%. Let's assume that new contracts that we offer with a 7-year guarantee period are earning 4.0%. We add 0.25% to the 4.0% rate to get 4.25%. Your contract's 4.5% rate is greater than the 4.25% rate and, as reflected in the table above, your market adjusted value will be greater than your accumulation value.


As shown in the table above showing surrender charge percentages, when your guarantee period is 10 years and you have begun your fourth contract year from the beginning of the guarantee period, your surrender charge percentage is 5%. In either of our two examples, a 5% surrender charge would be deducted from the market adjusted value.

Determining the market value adjustment: The market value adjustment is determined by:

o Calculating the subaccount accumulation value to be adjusted. This is the amount to be surrendered or transferred from the subaccount that is in excess of the fee withdrawal amount;

o Calculating the market adjusted value of that accumulation value using the market adjusted value formula below; and

o    Subtracting the accumulation value from the market adjusted value.

Market adjusted value formula:

Market adjusted value = [(AVc - FWA) X F] + FWA where:

AVc      =    the subaccount accumulation value to be surrendered or transferred

FWA      =    the lesser of AVc or free withdrawal amount

F = (1 + ig)(N + t)
                ---------------------
                    (1 + ic + .0025)(N + t)
where:

ig       =      the subaccount guarantee rate

N        =      the number of complete years to the end of the guarantee period for the subaccount

t        =      the fraction of a year remaining to the end of the guarantee period (for example, if 180 days remain in a 365 day contract year, t would be .493 for the subaccount)

ic       =      the subaccount guarantee rate IDS Life then is crediting on purchase payments or transfers made to new subaccounts with guarantee periods of the same duration as the time remaining in the subaccount guarantee period (straight line interpolation between whole year rates. If N is zero, ic is the rate for a one year guarantee period)

For an illustration showing an upward and downward market value adjustment, please see Appendix B.

No market value adjustment: We will not apply a market value adjustment for:

o    exercise of the cancellation right;

o    free withdrawal amounts;

o surrenders or transfers from a subaccount at the end of its guarantee period and during the first ten days of the new subaccount guarantee period;

o application of the accumulation value to provide annuity payments using an annuity payment plan; or

o    death benefits.

Premium taxes

We reserve the right to deduct an amount from the accumulation value of the contract at the time that any applicable premium taxes not previously deducted are payable. If a tax is payable at the time of the purchase payment and we choose to not deduct it at that time, we further reserve the right to deduct it at a later date. Current premium taxes range in an amount up to 3.5% depending on jurisdiction.

Death benefit prior to settlement

If the annuitant or owner dies before the settlement date while the contract is in force, the death benefit payable to the beneficiary will equal the accumulation value as determined at the next close of business after IDS Life's death claim requirements are fulfilled.

If your spouse is sole beneficiary or joint owner: Unless you have given us other written instructions, if you, as owner or joint owner die before the settlement date and your spouse is the only beneficiary or joint owner with a right of survivorship, your spouse may keep the contract as owner. To do this, your spouse must, within 60 days after we receive proof of death, give us written instructions to keep the contract in force.

Tax qualified plans: If the contract is purchased under a plan qualified under Code Section 401 (including 401(k)), a TSA plan, a plan eligible under Code
Section 457, a custodial or trusteed plan, or as an IRA, SIMPLE IRA or SEP and we receive proof of the annuitant's death before the settlement date, we will pay the beneficiary the death benefit described above. If the annuitant dies before reaching the settlement date and the spouse is the only beneficiary, the spouse may keep the contract in force until the date on which the annuitant would have reached 70-1/2 or any other date permitted by the Code. To do this, the spouse must, within 60 days after we receive proof of death, give us written instructions to keep the contract in force.

Paying the beneficiary: Unless you have given us other written instructions, we will pay the beneficiary in a single payment. The beneficiary may choose to receive this payment at any time within 5 years after the date of death. Payment from a tax qualified contract (except an IRA, SIMPLE IRA, SEP or Section 457 plan) made to a surviving spouse instead of being directly rolled over to an IRA may be subject to 20% income tax withholding. Instead of a single payment, we may make payments under any annuity payment plan available under this contract if:

o the beneficiary chooses the plan in writing within 60 days after we receive proof of death;

o payments begin no later than one year after death or any other date permitted by the Code; and

o the plan provides payments over a period that does not extend beyond the beneficiary's life or life expectancy.

Death benefit after settlement

If the annuitant dies after settlement, the amount payable, if any, will be as provided in the annuity payment plan then in effect.

Statement

Prior to the settlement date, at least annually, we will send a statement showing a summary of the contract.

Choosing the settlement date and annuity payment plan

When we process your application we will establish the settlement date to the maximum age or date as specified below. You can also select a date within the maximum limits. This date can be aligned with your actual retirement from a job, or it can be a different future date, depending on your needs and goals and on certain restrictions. You can also change the date, provided you send us written instructions at least 30 days before annuity payouts begin.

For non-tax qualified contracts, the settlement date cannot be later than the latest of:

o    the contract anniversary nearest the annuitant's 85th birthday; or

o    the 10th contract anniversary.

For tax qualified contracts, to avoid IRS penalty taxes, the settlement date generally must be:

o    on or after the date the annuitant reaches 59-1/2; and

o for IRAs, SIMPLE IRAs and SEPs, by April 1 of the year following the calendar year when the annuitant reaches age 70-1/2; or

o for all other tax qualified contracts, by April 1 of the year following the calendar year when the annuitant reaches age 70-1/2 or, if later, retires; except that 5% business owners may not select a settlement date that is later than April 1 of the year following the calendar year when they reach age 70-1/2.

If you are taking the minimum IRA or TSA distributions as required by the Code from another tax qualified investment, or in the form of partial surrenders from this contract, annuity payouts can start as late as the annuitant's 85th birthday or the 10th contract anniversary.

Annuity payments: The first payment will be made as of the settlement date. Once annuity payments have started for an annuitant, no surrender of the annuity benefit can be made for the purpose of receiving a lump sum in lieu of payments.

Annuity payment plans: On the settlement date, you may receive a lump sum payment of the surrender value (see Surrenders, free withdrawals and systematic withdrawals) or begin receiving annuity payments. If a lump sum payment is made from a tax qualified contract (except an IRA, SIMPLE IRA, SEP or Section 457 plan), 20% income tax withholding may apply. There are different ways to receive annuity payments called payment plans. You may elect one of these payment plans, or another payment arrangement to which we agree, by giving us written notice at least 30 days before the settlement date. In the absence of an election, we will make annuity payments according to Plan B with payments guaranteed for ten years.

If the amount to be applied to a payment plan is not at least $2,000 or if payments are to be made to other than a natural person, we have the right to make a lump sum payment of the surrender value.

o Plan A - This provides monthly annuity payments for the lifetime of the annuitant. We will not make payments after the annuitant dies.

o Plan B - This provides monthly annuity payments for the lifetime of the annuitant with a guarantee by us that payments will be made for a period of at least 5, 10 or 15 years. You must select the guaranteed period.

o Plan C - This provides monthly annuity payments for the lifetime of the annuitant with a guarantee by us that payments will be made for a certain number of months. We determine the number of months by dividing the accumulation value applied under this plan by the amount of the monthly annuity payment.

o Plan D - We call this a joint and survivor life annuity. Monthly payments will be paid while both the annuitant and a joint annuitant are living. When either the annuitant or joint annuitant dies, we will continue to make monthly payments until the death of the surviving annuitant. We will not make payments after the death of the second annuitant.

o Plan E - This provides monthly fixed dollar annuity payments for a period of years that the owner elects. The period of years may be no less than 10 and no more than 30.

Other income plan options may be available.

The contract provides for annuity payments on a fixed basis only. The amount of each annuity payment will not change during the annuity payment period. The amount of the annuity payment will depend on:

o the annuity table we are then using for annuity settlements (never less than the table guaranteed in the contract);

o    the annuitant's age; and

o    the annuity payment plan selected.

The tables for Plans A, B, C and D are based on the "1983 Individual Annuitant Mortality Table A" and an assumed rate of 4% per year. The table for Plan E is based on an interest rate of 4%. IDS Life may, at our discretion, if mortality appears more favorable and interest rates justify, apply other tables that will result in higher monthly payments.

Restrictions for some tax qualified plans: If you purchased a tax qualified annuity, you must elect a payment plan that provides for payments:

o    during the life of the annuitant;

o    during the joint lives of the annuitant and beneficiary;

o    for a period not exceeding the life expectancy of the annuitant; or

o for a period not exceeding the joint life expectancies of the annuitant and beneficiary.

You also must refer to the terms of the tax qualified plan and applicable law for any limitations or restrictions on the settlement date or annuity payment plan that you may select.

Amendment, distribution and assignment of contracts

Amendment of contracts

We reserve the right to amend the contracts to meet the requirements of applicable federal or state laws or regulations. We will notify you in writing of any such amendments.

Distribution of contracts

IDS Life is the principal underwriter for the contracts. IDS Life is registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (1934 Act) as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. IDS Life may enter into selling agent agreements with certain broker-dealers registered under the 1934 Act. IDS Life will pay a maximum commission of 5% of the purchase payment for the sale of a contract. In the future, we may pay a commission on an election of a subsequent guarantee period by an owner or when an owner maintains a contract in force.

Assignment of contracts

You may change ownership of your contract at any time by filing a change of ownership form with us at our corporate office. No change of ownership will be binding upon us until we receive it and record it. If the contract is purchased under a tax qualified plan, the contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than IDS Life; provided, however, that if the owner is a trustee or custodian, or an employer acting in a similar capacity, ownership of a contract may be transferred to the annuitant.

The value of any part of a non-tax qualified contract assigned or pledged is taxed like a surrender to the extent allocable to investment in annuity contracts after Aug. 13, 1982.

Transfer of a non-tax qualified contract to another person without adequate consideration is considered a gift and the transfer will be considered a surrender of the contract for federal income tax purposes. The income in the contract will be taxed to the transferor who may be subject to the 10% IRS penalty tax for early withdrawal. The transferee's investment in the contract will be the value of the contract at the time of the transfer. Consult a tax advisor before taking any action.

Federal tax considerations

Under current law, there is no liability for federal income tax on any increase in the contract's value until payments are made (except for change of ownership discussed above in "Assignment of contracts"). However, since federal tax consequences cannot always be anticipated, you should consult a tax advisor about any questions about the taxation of the contract.

You are not taxed on your purchase payment. Your purchase payment generally includes purchase payments made with after-tax dollars. If the purchase payment was made by you or on your behalf with pre-tax dollars as part of a tax qualified retirement plan, such amounts are not considered to be part of your investment in the contract and will be taxed when paid to you.

If you surrender part or all of your contract or take a free withdrawal amount, you will be taxed on the payments which you receive, to the extent that the value of the contract exceeds your investment in the contract, and you may have to pay an IRS penalty tax for early withdrawal.

A portion of each annuity payment under a non-tax qualified contract will be subject to tax and a portion of each payment will be considered to be part of the investment in the contract and will not be taxed. All amounts received after the investment in the contract is recovered will be subject to tax. All annuity payments from a tax qualified contract generally will be subject to taxation except to the extent that the contributions were made with after-tax dollars.

Unlike life insurance proceeds, the death benefit under a contract is not tax exempt. The gain, if any, is taxable as ordinary income to the beneficiary in the year(s) he or she receives the payments. The gain is subject to income tax, not estate or inheritance tax.

Tax law requires that all non-tax qualified deferred annuity contracts issued by the same company to the same contract owner during a calendar year are to be treated as a single, unified contract. The amount of income included and taxed in a distribution (or a transaction deemed a distribution under tax law) taken from any one of such contracts is determined by summing all such contracts.

The income earned on a non-tax qualified contract held by such entities as corporations, partnerships or trusts generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person only, the income will continue to be tax-deferred.

If you receive amounts from your contract before reaching age 59-1/2, you may have to pay a 10% IRS penalty on the amount includible in your ordinary income. If you receive amounts from your SIMPLE IRA before reaching age 59-1/2, generally the IRS 10% penalty provisions apply. However, if you receive these amounts before age 59-1/2 and within the first two years of your participation in the SIMPLE IRA plan, the IRS penalty will be assessed at the rate of 25% instead of 10%. However, this penalty will not apply to any amount received:

o    after you reach age 59-1/2;

o    after your death;

o    after you become disabled (as defined in the Code);

o if the distribution is part of a series of substantially equal periodic payments over your life or life expectancy (or joint lives or life expectancies of you and your designated beneficiary); or

o if it is allocable to a purchase payment before Aug. 14, 1982 (except for contracts in tax qualified plans).

These are the major exceptions to the 10% IRS penalty tax. Additional exceptions may apply depending upon whether or not the contract is tax qualified. For tax qualified contracts, other penalties apply if you surrender a contract bought under your plan before the plan specifies that payments can be made under the plan.

In general, if you receive all or part of the contract value from an annuity, withholding may be imposed against the taxable income portion of the payment. Any withholding that is done represents a prepayment of your tax due for the year. You take credit for such amounts on the annual tax return that you file.

If the payment is part of an annuity payment plan, the amount of withholding generally is computed using payroll tables. You can provide us with a statement of how many exemptions to use in calculating the withholding. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the distribution is any other type of payment (such as a partial or full surrender), withholding is computed using 10% of the taxable portion. Similar to above, as long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have this withholding occur.

If a distribution is taken from a contract offered under a Section 457 Plan (deferred compensation plan of state and local governments and tax-exempt organizations), withholding is computed using payroll methods depending upon the type of payment.

Some states also impose withholding requirements similar to the federal withholding described above. If this should be the case, any payment from which federal withholding is deducted may also have state withholding deducted.

The withholding requirements may differ if payment is being made to a non-U.S. citizen or if the payment is being delivered outside the United States.

If you receive all or part of the contract value from a tax qualified annuity (except an IRA, SIMPLE IRA, SEP or Section 457 plan), a mandatory 20% income tax withholding generally will be imposed at the time the payment is made. In addition, federal income tax and the 10% IRS penalty tax for early withdrawals may apply to amounts properly includible in income. This mandatory 20% income tax withholding will not be imposed if:

o instead of receiving the payment, you elect to have the payment rolled over directly to an IRA or another eligible plan;

o the payment is one of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your designated beneficiary) or made over a period of 10 years or more; or

o    the payment is a minimum distribution required under the Code.

These are the major exceptions to the mandatory 20% income tax withholding. Payments made to a surviving spouse instead of being directly rolled over to an IRA may be subject to 20% income tax withholding. For taxable distributions that are not subject to the mandatory 20% withholding, federal income tax will be withheld from the taxable part of your distribution unless you elect otherwise. State withholding also may be imposed on taxable distributions.

You will receive a tax statement for any year that you receive a taxable distribution from your contract according to our records.

We intend the contract to qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, notwithstanding any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any such amendments.

Our discussion of federal tax laws is based upon our understanding of these laws as they are currently interpreted. Either federal tax laws or current interpretations of them may change. You are urged to consult your tax advisor concerning specific circumstances.

The Company

Business

IDS Life is a stock insurance company organized in 1957 under the laws of the State of Minnesota. IDS Life is a wholly owned subsidiary of American Express Financial Corporation (AEFC), which is a wholly owned subsidiary of American Express Company. IDS Life acts as a direct writer of insurance policies and annuities and as the investment manager of various investment companies. IDS Life is licensed to write life insurance and annuity contracts in 49 states and the District of Columbia. The headquarters of IDS Life is IDS Tower 10, Minneapolis, MN 55440-0010.

Investments by IDS Life

IDS Life must invest its assets in its general account in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state, and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. All claims by purchasers of the contracts, and other general account products, will be funded by the general account.

IDS Life intends to construct and manage the investment portfolio relating to these market value annuity contracts using a strategy known as "immunization." Immunization seeks to lock in a defined return on the pool of assets versus the pool of liabilities over a specified time horizon. Since the return on the assets versus the liabilities is locked in, it is "immune" to any potential fluctuations in interest rates during the given time. Immunization is achieved by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is essentially equal to the price duration of the corresponding portfolio of liabilities. Portfolio immunization provides flexibility and efficiency to IDS Life in creating and managing the asset portfolio, while still assuring safety and soundness for funding liability obligations.

IDS Life's investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guaranteed interest periods. These instruments include, but are not necessarily limited to, the following:

     o    Securities   issued  by  the  U.S.   government  or  its  agencies  or
          instrumentalities, which issues may or may not be guaranteed by the U.S. government;

     o Debt securities that have an investment grade rating, at the time of purchase, within the four highest grades assigned by the nationally recognized rating agencies;

     o Debt instruments that are unrated, but which are deemed by IDS Life to have an investment quality within the four highest grades;

     o Other debt instruments, which are rated below investment grade, limited to 15% of assets at the time of purchase; and

     o Real estate mortgages, limited to 30% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Minnesota and other state insurance laws.

Selected financial data

You should read the following selected financial data for IDS Life and its subsidiaries in conjunction with the consolidated financial statements and notes included in the prospectus beginning on page __.

                                                        Years ended Dec. 31, (thousands)
                                       1998           1997           1996           1995            1994

Premiums                           $    229,430   $              $     182,921  $     161,530   $   144,640
                                                        206,494
Net investment income                 1,986,485       1,988,389      1,965,362      1,907,309      1,781,873
Net realized (loss) on                    6,902             860           (159)        (4,898)        (4,282)
investments
Other                                   785,022         682,618        574,341        472,035        384,105
                                        -------         -------        -------        -------        -------
Total revenues                     $   3,007,839  $   2,878,361  $   2,722,465  $   2,535,976   $   2,306,336
Income before income taxes         $     775,792  $     680,911  $     621,714  $     560,782   $     512,512
Net income                         $     540,111  $     474,247  $     414,576  $     364,940   $     336,169
Total assets                       $  56,550,563  $  52,974,124  $  47,305,981    $42,900,078   $  35,747,543

Management's discussion and analysis of consolidated financial condition and results of operations.

1998 Compared to 1997:

Consolidated net income increased 14 percent to $540 million in 1998, compared to $474 million in 1997. Earnings growth resulted primarily from increases in management fees and policyholder and contractholder charges. These increases reflect higher average insurance and annuities in force during 1998.

Consolidated income before income taxes totaled $776 million in 1998, compared with $681 million in 1997.

Total premiums and investment contract deposits received decreased to $4.4 billion in 1998, compared with $5.2 billion in 1997. This decrease is primarily due to a decrease in sales of fixed annuities in 1998, reflecting the low interest rate environment.

Total revenues increased to $3.0 billion in 1998, compared with $2.9 billion in 1997. The increase is primarily due to increased policyholder and contractholder charges and management fees. Net investment income, the largest component of revenues, decreased slightly from the prior year, reflecting slight decreases in investments owned and investment yields.

Policyholder and contractholder charges, which consist primarily of cost of insurance charges on universal life-type policies, increased 12 percent to $384 million in 1998, compared with $342 million in 1997. This increase reflects increased total life insurance in force, which grew 8 percent to $81 billion at December 31, 1998.

Management and other fees increased 18 percent to $401 million in 1998, compared with $341 million in 1997. This is primarily due to an increase in separate account assets, which grew 18 percent to $27.3 billion at December 31, 1998, due to market appreciation and sales. The Company provides investment management services for the mutual funds used as investment options for variable annuities and variable life insurance. The Company also receives a mortality and expense risk fee from the separate accounts.

Total benefits and expenses increased slightly to $2.2 billion in 1998. The largest component of expenses, interest credited to policyholder accounts for universal life-type insurance and investment contracts, decreased to $1.3 billion, reflecting a decrease in fixed annuities in force and lower interest rates. Amortization of deferred policy acquisition costs increased to $383 million, compared to $323 million in 1997. This increase was due primarily to increased aggregate amounts in force, as well as accelerating amortization to reflect actual lapse experience on certain fixed annuities.

1997 Compared to 1996:

Consolidated net income increased 14 percent to $474 million in 1997, compared to $415 million in 1996. Earnings growth resulted primarily from increases in management fees and policyholder and contractholder charges. These increases reflect higher average insurance and annuities in force during 1997.

Consolidated income before income taxes totaled $681 million in 1997, compared with $622 million in 1996. In 1997, $179 million was from the life, disability income and long-term care insurance segment, compared with $161 million in 1996 and $502 million was from the annuity segment, compared with $461 million in 1996.

Total premiums received decreased to $5.2 billion in 1997, compared with $6.1 billion in 1996. This decrease is primarily due to a decrease in sales of fixed annuities in 1997.

Total revenues increased to $2.9 billion in 1997, compared with $2.7 billion in 1996. The increase is primarily due to increases in net investment income, policyholder and contractholder charges, and management fees. Net investment income, the largest component of revenues, increased slightly from the prior year, reflecting slight increases in investments owned and investment yields.

Policyholder and contractholder charges, which consist primarily of cost of insurance charges on universal life-type policies, increased 13 percent to $342 million in 1997, compared with $303 million in 1996. This increase reflects increased total life insurance in force which grew 12 percent to $75 billion at December 31, 1997.

Management and other fees increased 26 percent to $341 million in 1997, compared with $271 million in 1996. This is primarily due to an increase in separate account assets, which grew 25 percent to $23 billion at December 31, 1997, due to market appreciation and sales. The Company provides investment management services for the mutual funds used as investment options for variable annuities and variable life insurance. The Company also receives a mortality and expense risk fee from the separate accounts.

Total benefits and expenses increased slightly to $2.2 billion in 1997. The largest component of expenses, interest credited to policyholder accounts for universal life-type insurance and investment contracts, remained steady at $1.4 billion. Amortization of deferred policy acquisition costs increased to $323 million compared to $279 million in 1996. These increases were due primarily to increased aggregate amounts in force.

Risk Management

The sensitivity analysis of two different tests of market risk discussed below estimates the effects of hypothetical sudden and sustained changes in the applicable market conditions on the ensuing year's earnings based on year-end positions. The market changes, assumed to occur as of year-end, are a 100 basis point increase in market interest rates and a 10% decline in equity prices. Computations of the prospective effects of hypothetical interest rate and equity price changes are based on numerous assumptions, including relative levels of market interest rates and equity prices, as well as the levels of assets and liabilities. The hypothetical changes and assumptions will be different from what actually occurs in the future. Furthermore, the computations do not anticipate actions that may be taken by management if the hypothetical market changes actually occurred over time. As a result, actual earnings effects in the future will differ from those quantified below.

The Company primarily invests in fixed income securities over a broad range of maturities for the purpose of providing fixed annuity clients with a competitive rate of return on their investments while minimizing risk, and to provide a dependable and targeted spread between the interest rate earned on investments and the interest rate credited to contractholders' accounts. The Company does not invest in securities to generate trading profits.

The Company has an investment committee that holds regularly scheduled meetings and, when necessary, special meetings. At these meetings, the committee reviews models projecting different interest rate scenarios and their impact on profitability. The objective of the committee is to structure the investment security portfolio based upon the type and behavior of products in the liability portfolio so as to achieve targeted levels of profitability.

Rates credited to contractholders' accounts are generally reset at shorter intervals than the maturity of underlying investments. Therefore, margins may be negatively impacted by increases in the general level of interest rates. Part of the committee's strategy includes the purchase of some types of derivatives, such as interest rate caps, swaps and floors, for hedging purposes. These derivatives protect margins by increasing investment returns if there is a sudden and severe rise in interest rates, thereby mitigating the impact of an increase in rates credited to contractholders' accounts.

The fees earned by the Company for managing fixed income securities in mutual funds are generally based on the value of the portfolios. To manage the level of 1999 fee income, the committee's strategy is to enter into a series of swaps designed to mitigate the negative effect on fees that would result from an increase in interest rates.

The negative effect on the Company's pretax earnings of a 100 basis point increase in interest rates, which assumes repricings and customer behavior based on the application of proprietary models to the book of business at December 31, 1998, would be approximately $34 million.

On a certain annuity product, the interest is credited to contractholders' accounts based upon the relative change in a major stock market index between the beginning and end of the product's term. As a means of hedging the Company's obligation under the provisions of this product, the committee's strategy is to purchase and write options on the major stock market index.

The amount of the fee income the Company receives is based upon the daily market value of the separate account assets. As a result, the Company's fee income would be negatively impacted by a decline in the equity markets. Another part of the committee's strategy is to enter into index option collars (combination of puts and calls) for hedging purposes. These derivatives protect fee income by providing option income when there is a significant decline in the equity markets. The Company finances the cost of this protection through selling a portion of the upside potential from an increasing market through written options.

The negative effect on the Company's pretax earnings of the 10% decline in equity prices would be approximately $32 million based on assets under management and the index options as of December 31, 1998.

Liquidity and Capital Resources

The liquidity requirements of the Company are met by funds provided by premiums, investment income, proceeds from sales of investments as well as maturities and periodic repayments of investment principal.

The primary uses of funds are policy benefits, commissions and operating expenses, policy loans, dividends and investment purchases.

The Company has an available line of credit with its parent aggregating $100 million. The line of credit is used strictly as short-term sources of funds. No borrowings were outstanding under the agreement at December 31, 1998. At December 31, 1998, outstanding reverse repurchase agreements totaled $187 million.

At December 31, 1998, investments in fixed maturities comprised 83 percent of the Company's total invested assets. Of the fixed maturity portfolio, approximately 33 percent is invested in GNMA, FNMA and FHLMC mortgage-backed securities which are considered AAA/Aaa quality.

At December 31, 1998, approximately 13 percent of the Company's investments in fixed maturities were below investment grade bonds. These investments may be subject to a higher degree of risk than the investment grade issues because of the borrower's generally greater sensitivity to adverse economic conditions, such as recession or increasing interest rates, and in certain instances, the lack of an active secondary market. Expected returns on below investment grade bonds reflect consideration of such factors. The Company has identified those fixed maturities for which a decline in fair value is determined to be other than temporary, and has written them down to fair value with a charge to earnings.

At December 31, 1998, net unrealized appreciation on fixed maturities held to maturity included $483 million of gross unrealized appreciation and $27 million of gross unrealized depreciation. Net unrealized appreciation on fixed maturities available for sale included $427 million of gross unrealized appreciation and $159 million of gross unrealized depreciation.

At December 31, 1998, the Company had an allowance for losses for mortgage loans totaling $40 million and for real estate investments totaling $6 million.

The economy and other factors have caused a number of insurance companies to go under regulatory supervision. This circumstance has resulted in assessments by state guaranty associations to cover losses to policyholders of insolvent or rehabilitated companies. Some assessments can be partially recovered through a reduction in future premium taxes in certain states. The Company established an asset for guaranty association assessments paid to those states allowing a reduction in future premium taxes over a reasonable period of time. The asset is being amortized as premium taxes are reduced. The Company has also estimated the potential effect of future assessments on the Company's financial position and results of operations and has established a reserve for such potential assessments. The Company has not adopted Statement of Position 97-3 providing guidance when an insurer should recognize a liability for guaranty fund assessments. The SOP is effective for fiscal years beginning after December 15, 1998. Adoption will not have a material impact on the Company's results of operations or financial condition.

In the first quarter of 1999, the Company paid a $70 million dividend to its parent. In 1998, dividends paid to its parent were $240 million.

The National Association of Insurance Commissioners has established risk-based capital standards to determine the capital requirements of a life insurance company based upon the risks inherent in its operations. These standards require the computation of a risk-based capital amount which is then compared to a company's actual total adjusted capital. The computation involves applying factors to various statutory financial data to address four primary risks: asset default, adverse insurance experience, interest rate risk and external events. These standards provide for regulatory attention when the percentage of total adjusted capital to authorized control level risk-based capital is below certain levels. As of December 31, 1998, the Company's total adjusted capital was well in excess of the levels requiring regulatory attention.

Year 2000 Issue

The Company is a wholly owned subsidiary of American Express Financial Corporation (AEFC), which is a wholly owned subsidiary of American Express Company (American Express). All of the major systems used by the Company are maintained by AEFC and are utilized by multiple subsidiaries and affiliates of AEFC. American Express is coordinating Year 2000 (Y2K) efforts on behalf of all of its businesses and subsidiaries. Representatives of AEFC are participating in these efforts. The Y2K issue is the result of computer programs having been written using two digits rather than four to define a year. Some programs may recognize a date using "00" as the year 1900 rather than 2000. This misinterpretation could result in the failure of major systems or miscalculations, which could have a material impact on American Express and its businesses or subsidiaries through business interruption or shutdown, financial loss, reputation damage and legal liability to third parties. American Express and AEFC began addressing the Y2K issue in 1995 and have established a plan for resolution, which involves the remediation, decommissioning and replacement of relevant systems, including mainframe, mid-range and desktop computers, application software, operating systems, systems software, date back-up archival and retrieval services, telephone and other communications systems, and hardware peripherals and facilities dependent on embedded technology. As a part of their plan, American Express has generally followed and utilized the specific policies and guidelines established by the Federal Financial Institutions Examination Council, as well as other U.S. and international regulatory agencies. Additionally, American Express continues to participate in Y2K related industry consortia sponsored by various partners and suppliers. Progress is reviewed regularly with the Company's senior management and American Express's senior management and Board of Directors.

American Express' and AEFC's Y2K compliance effort related to information technology (IT) systems is divided into two initiatives. The first, which is the much larger initiative, is known internally as "Millenniax," and relates to mainframe and other technological systems maintained by the American Express Technologies organization. The second, known as "Business T," relates to the technological assets that are owned, managed or maintained by American Express' individual business units, including AEFC. Business T also encompasses the remediation of non-IT systems. These initiatives involve a substantial number of employees and external consultants. This multiple sourcing approach is intended to mitigate the risk of becoming dependent on any one vendor or resource. While the vast majority of American Express' and AEFC's systems that require modification are being remediated, in some cases they have chosen to migrate to new applications that are already Y2K compliant.


American Express' and AEFC's plans for remediation with respect to Millenniax and Business T include the following program phases: (i) employee awareness and mobilization, (ii) inventory collection and assessment, (iii) impact analysis,
(iv) remediation/decommission, (v) testing and (vi) implementation. As part of the first three phases, American Express and AEFC have identified their mission-critical systems for purposes of prioritization. American Express and AEFC targeted substantial testing of critical systems for completion early in 1999 and have a goal to continue compliance efforts, including but not limited to the testing of systems on an integrated basis and independent validation of such testing, through 1999.** American Express and AEFC currently are on track with this schedule. With respect to systems maintained by American Express and AEFC, the first three phases referred to above have been substantially completed for both Millenniax and Business T. In addition, remediation of critical systems is substantially complete. As of December 31, 1998, for Millenniax for American Express, the remediation/decommission, testing and implementation phases for critical and non-critical systems in total are 82%, 75% and 60% complete, respectively. For Millenniax for AEFC, such phases are 99%, 97% and 97% complete, respectively. For Business T for American Express, such phases are 85%, 70% and 69% complete, respectively. For Business T for AEFC, such phases are 74%, 62% and 62% complete, respectively.

American Express' most commonly used methodology for remediation is the sliding window. Once an application/system has been remediated, American Express applies specific types of tests, such as stress, regression, unit, future date and baseline to ensure that the remediation process has achieved Y2K compliance while maintaining the fundamental data processing integrity of the particular system. To assist with remediation and testing, American Express is using various standardized tools obtained from a variety of vendors.

American Express' cumulative costs since inception of the Y2K initiatives were $383 million through December 31, 1998 and are estimated to be in the range of $135-$160 million for the remainder through 2000.** AEFC's cumulative costs since inception of the Y2K initiative were $56 million through December 31, 1998 and are estimated to be in the range of $13-$19 million for the remainder through 2000.** These include both remediation costs and costs related to replacements that were or will be required as a result of Y2K. These costs, which are expensed as incurred, relate to both Millenniax and Business T, and have not had, nor are they expected to have, a material adverse impact on American Express', AEFC's, or the Company's results of operations or financial condition.** Costs related to Milleniax, which represent most of the total Y2K costs of American Express, are managed by and included in the American Express corporate level financial results; costs related to Business T are included in American Express' individual business segment's financial results, including AEFC's. American Express and AEFC have not deferred other critical technology projects or investment spending as a result of Y2K. However, because American Express and AEFC must continually prioritize the allocation of finite financial and human resources, certain non-critical spending initiatives have been deferred.

American Express' and AEFC's major businesses are heavily dependent upon internal computer systems, and all have significant interaction with systems of third parties, both domestically and internationally. American Express and AEFC are working with key external parties, including merchants, clients, counterparties, vendors, exchanges, utilities, suppliers, agents and regulatory agencies to mitigate the potential risks to American Express and AEFC of Y2K. The failure of external parties to resolve their own Y2K issues in a timely manner could result in a material financial risk to American Express or AEFC. As part of their overall compliance program, American Express and AEFC are actively communicating with third parties through face-to-face meetings and correspondence, on an ongoing basis, to ascertain their state of readiness. Although numerous third parties have indicated to American Express and AEFC in writing that they are addressing their Y2K issues on a timely basis, the readiness of third parties overall varies across the spectrum. Because American Express' and AEFC's Y2K compliance is dependent on key third parties being compliant on a timely basis, there can be no assurances that American Express' and AEFC's efforts alone will resolve all Y2K issues.

At this point, American Express and AEFC are in the process of performing an assessment of reasonably likely Y2K systems failures and related consequences. American Express is also preparing specific Y2K contingency plans for all key
American Express business units, including AEFC, to mitigate the potential impact of such failures. This effort is a full-scale initiative that includes both internal and external experts under the guidance of an American Express-wide steering committee. The contingency plans, which will be based in part on an assessment of the magnitude and probability of potential risks, will primarily focus on proactive steps to prevent Y2K failures from occurring, or if they should occur, to detect them quickly, minimize their impact and expedite their repair. The Y2K contingency plans will supplement disaster recovery and business continuity plans already in place, and are expected to include measures such as selecting alternative suppliers and channels of distribution, and developing American Express' and AEFC's own technology infrastructure in lieu of those provided by third parties. The contingency plans are being amended to include specific year 2000 considerations, and will continue to be refined throughout 1999 as additional information related to American Express' and AEFC's potential Year 2000 exposure is gathered.**


Reinsurance

Reinsurance arrangements are used to reduce exposure to large losses. The maximum amount of risk retained by IDS Life on any one life is $750,000 of life and waiver of premium benefits plus $50,000 of accidental death benefits. The excesses are reinsured with other life insurance companies. At Dec. 31, 1998, traditional life and universal life-type insurance in force aggregated $80.8 billion, of which $4.7 billion was reinsured.

Reserves

In accordance with the insurance laws and regulations under which IDS Life operates, it is obligated to carry on its books, as liabilities, actuarially determined reserves to meet its obligations on its outstanding life and health insurance policies and annuity contracts. Reserves for policies and contracts are based on mortality and morbidity tables in general use in the United States. These reserves are computed amounts that, with additions from premiums to be received, and with interest on such reserves compounded annually at assumed rates, will be sufficient to meet IDS Life's policy obligations at their maturities or in the event of an insured's death. In the accompanying financial statements, these reserves are determined in accordance with generally accepted accounting principles. (See Note 1, "Liabilities for future policy benefits," in the "Notes to Consolidated Financial Statements.")

Investments

Of IDS Life's consolidated total investments of $26 billion at Dec. 31, 1998, 30% was invested in mortgage-backed securities, 53% in corporate and other bonds, 13% in primary mortgage loans on real estate, 2% in policy loans and the remaining 2% in other investments.

Competition

IDS Life is engaged in a business that is highly competitive due to the large number of stock and mutual life insurance companies and other entities marketing insurance products. There are over 1,600 stock, mutual and other types of insurers in the life insurance business. Best's Insurance Reports, Life-Health edition, 1998, assigned IDS Life one of its highest classifications, A+ (Superior).

**   Statements   in  this  Y2K   discussion   marked  with  two  asterisks  are
forward-looking statements which are subject to risks and uncertainties. Important factors that could cause results to differ materially from these forward-looking statements include, among other things, the ability of American Express or AEFC to successfully identify systems containing two-digit codes, the nature and amount of programming required to fix the affected systems, the costs of labor and consultants related to such efforts, the continued availability of such resources, and the ability of third parties that interface with American Express or AEFC to successfully address their Y2K issues.

Employees

As of Dec. 31, 1998, IDS Life and its subsidiaries had 282 employees; including 227 employed at the corporate office in Minneapolis, MN, 8 employed at the American Centurion Life Assurance Company, located in Albany, NY and 47 employed at IDS Life Insurance Company of New York, located in Albany, NY.

Properties

IDS Life occupies office space in Minneapolis, MN, which is rented by its parent, AEFC. IDS Life reimburses AEFC for rent based on direct and indirect allocation methods. Facilities occupied by IDS Life and our subsidiaries are believed to be adequate for the purposes for which they are used and are well maintained.

State Regulation

IDS Life is subject to the laws of the State of Minnesota governing insurance companies and to the regulations of the Minnesota Department of Commerce. An annual statement in the prescribed form is filed with the Minnesota Department of Commerce each year covering our operation for the preceding year and its financial condition at the end of such year. Regulation by the Minnesota Department of Commerce includes periodic examination to determine IDS Life's contract liabilities and reserves so that the Minnesota Department of Commerce may certify that these items are correct. The Company's books and accounts are subject to review by the Minnesota Department of Commerce at all times. Such regulation does not, however, involve any supervision of the account's management or the company's investment practices or policies. In addition, IDS Life is subject to regulation under the insurance laws of other jurisdictions in which it operates. A full examination of IDS Life's operations is conducted periodically by the National Association of Insurance Commissioners.

Under insurance guaranty fund laws, in most states, insurers doing business therein can be assessed up to prescribed limits for policyholder losses incurred by insolvent companies. Most of these laws do provide however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

Directors and executive officers

The members of the Board of Directors and the principal executive officers of IDS Life, together with the principal occupation of each during the last five years, are as follows:

Directors*

David R. Hubers
Born in 1943

Director since September 1989; president and chief executive officer, AEFC, since August 1993, and director since January 1984. Senior vice president, Finance and chief financial officer, AEFC, from January 1984 to August 1993.

Richard W. Kling
Born in 1940

Director since February 1984; president since March 1994. Executive vice president, Marketing and Products from January 1988 to March 1994. Senior vice president, AEFC, since May 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers and president of IDS Life Variable Annuity Funds A and B.

Paul F. Kolkman
Born in 1946

Director since May 1984; executive vice president since March 1994; vice president, Finance from May 1984 to March 1994; vice president, AEFC, since January 1987. Vice president and chief actuary of IDS Life Series Fund, Inc.

Paula R. Meyer
Born in 1954

Director and executive vice president since 1998; vice president, AEFC since 1998; Piper Capital Management (PCM) President from October 1997 to May 1998; PCM Director of Marketing from June 1995 to October 1997; PCM Director of Retail Marketing from December 1993 to June 1995.

James A. Mitchell
Born in 1941

Chairman of the board since March 1994; director since July 1984; chief executive officer since November 1986; president from July 1984 to March 1994; executive vice president, AEFC, since March 1994; director, AEFC, since July 1984; senior vice president, AEFC, from July 1984 to March 1994.

Barry J. Murphy
Born in 1951

Director and executive vice president, Client Service, since March 1994; senior vice president, AEFC, since May 1994; senior vice president, Travel Related Services (TRS), a subsidiary of American Express Company, from July 1992 to April 1994; vice president, TRS, from November 1989 to July 1992.

Stuart A. Sedlacek
Born in 1957

Director since 1994, executive vice president since 1998; executive vice president, Assured Assets from March 1994 to 1998; senior vice president and chief financial officer, AEFC, since 1998; vice president, AEFC, from September 1988 to 1998.

Officers other than directors*

Timothy V. Bechtold
Born in 1953

Executive vice president, Risk Management Products since 1995; vice president, Risk Management, AEFC since 1995; and vice president, Insurance Product Development from 1989 to 1995.

Mark W. Carter
Born in 1954

Executive vice president, Marketing since 1997; senior vice president and chief marketing officer, AEFC since 1997; vice president of TVSM Inc. from 1996 to 1997; and regional vice president and general manager of ADVO Inc. from 1991 to 1996.

Lorraine R. Hart
Born in 1951

Vice president, Investments since 1992; vice president , Insurance Investments, AEFC since 1989; and vice president, Investments, IDS certificate Company since 1994.

Jeffrey S. Horton
Born in 1961

Vice president and treasurer since December 1997; vice president and corporate treasurer, AEFC, since December 1997; controller, American Express Technologies
- Financial Services, AEFC, from July 1997 to December 1997; controller, Risk Management Products, AEFC, from May 1994 to July 1997; director of finance and analysis, Corporate Treasury, AEFC, from June 1990 to May 1994.

Pamela J. Moret
Born in 1956

Executive vice president, Variable Assets since 1997; vice president, Variable Assets, AEFC since 1997; vice president, Retail Service Group of AEFC from 1996 to 1997; and vice president, Communications, AEFC from 1993 to 1996.

William A. Stoltzmann
Born in 1948

Vice president, general counsel and secretary since 1989; vice president and assistant general counsel, AEFC, since November 1985.

Philip C. Wentzel
Born in 1961

Vice president and controller since 1998; vice president - Finance, Risk Management Products, AEFC since 1997; and director of financial reporting and analysis from 1992 to a997.

*The address for all of the directors and principal officers is: IDS Tower 10, Minneapolis, MN 55440-0010.

Executive compensation

Executive officers of IDS Life also may serve one or more affiliated companies. The following table reflects cash compensation paid to the five most highly compensated executive officers as a group for services rendered in the most recent calendar year to IDS Life and its affiliates. The table also shows the total cash compensation paid to all executive officers of IDS Life, as a group, who were executive officers at any time during the most recent calendar year.

Name of individual or number in group                              Cash
                                         Position held          compensation
Five most highly compensated                                    $ 6,640,964
executive officers as a group:

James A. Mitchell    Chairman of the Board and Chief
                     Executive Officer

Pamela J. Moret      Exec. Vice President, Variable Assets

Barry J. Murphy      Exec. Vice President, Client Service

Stuart A. Sedlacek   Executive Vice President

Lorraine Hart        Vice President, Investments

All executive officers as a group (10)                         $ 9,938,094

Security ownership of management

IDS Life's directors and officers do not beneficially own any outstanding shares of stock of IDS Life. All of the outstanding shares of stock of IDS Life are beneficially owned by its parent, American Express Financial Corporation. The percentage of shares of American Express Financial Corporation owned by any director, and by all directors and officers of IDS Life as a group, does not exceed 1% of the class outstanding.

Legal proceedings and opinion

A number of lawsuits have been filed against life and health insurers in jurisdictions in which IDS Life and AEFC do business involving insurers' sales practices, alleged agent misconduct, failure to properly supervise agents and other matters. IDS Life and AEFC, like other life and health insurers, from time to time are involved in such litigation. On December 13, 1996, and action entitled Lesa Benacquisto and Daniel Benacquisto vs. IDS Life Insurance Company and American Express Financial Corporation was commenced in Minnesota State court. The action was brought by individuals who replaced an existing IDS Life insurance policy with a new IDS Life policy. The plaintiffs purport to represent a class consisting of all persons who replaced existing IDS Life policies with new policies from and after January 1, 1985. The complaints puts at issue various alleged sales practices and misrepresentations, alleged breaches of fiduciary duties and alleged violations of consumer fraud statutes. IDS Life and AEFC filed an answer to the complaint on February 18, 1997, denying the allegations. A second action, entitled Arnold Mork, Isabella Mork, Ronald Melchart and Susan Melchart vs. IDS Life Insurance Company and American

Express Financial Corporation was commenced in the same court on March 21, 1997. In addition to claims that are included in the Benacquisto lawsuit, the second action includes an allegation of improper replacement of an existing IDS Life annuity contract. A subsequent class action , Richard Thoresen and Elizabeth Thoresen vs. AEFC, American Partners Life Insurance Company, American Enterprise Life Insurance Company, American Centurion Life Assurance Company, IDS Life Insurance Company and IDS Life Insurance Company of New York, was filed in the same court on October 13, 1998 alleging that the sale of annuities in tax-deferred contributory retirement investment plans (e.g. IRAs) was done through deceptive marketing practices, which IDS Life denies. Plaintiffs in each of the above actions seeks damages in an unspecified amount and also seek to establish a claims resolution facility for the determination of individual issues

Experts

Ernst & Young LLP, independent auditors, have audited the consolidated financial statements of IDS Life Insurance Company at Dec. 31, 1998 and 1997, and for each of the three years in the period ended Dec. 31, 1998, as set forth in their report. We've included our consolidated financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

Appendix A

Total surrender of a subaccount

This example shows how surrender charges are calculated for the total surrender of one subaccount.

Assumptions:

The contract is dated January 15, 1997. The contract year is January 15 to January 14 and the anniversary date is January 15th each year.

Subaccount P is established with a $5,000 payment on July 1, 1998. The surrender charge percentages for Subaccount P will be:

Surrender date                           Surrender charge percentage
---------------------------------------- -----------------------------------
7-1-98 to 1-14-99                                        7%
1-15-99 to 1-14-00                                       6
1-15-00 to 1-14-01                                       5
1-15-01 to 1-14-02                                       4
1-15-02 to 1-14-03                                       0
1-15-03 to 1-14-04                                       2
1-15-04 to 1-14-05                                       1
January 15, 2005+                                        0

The Subaccount P market adjusted value is transferred to Subaccount Q on September 1, 1999. The above surrender charge percentage date limits do not change even though Subaccount P transferred to Subaccount Q.

Subaccount Q is entirely surrendered November 4, 2002, when the Subaccount Q accumulation value is $8,300. Interest rates have increased since Subaccount Q started. The January 15, 2002 (prior contract anniversary) Subaccount Q accumulation value was $8,000.

Assume that the November 4, 2002 market adjusted value is $8,000. This includes the $800 free withdrawal amount (10% of the January 15, 2002 Subaccount Q accumulation value) and an assumed ($300) negative market value adjustment due to interest rate increases.

What is the surrender charge amount?

The $8,000 market adjusted value less the $800 free withdrawal amount is subject to a 3% surrender charge. The surrender charge is 3% of $7,200 which is $216.

What net amount does the owner receive?

The owner receives a net surrender check of $7,784 which is:

Subaccount Q market adjusted value                                     $8,000
(Which includes the $800 free withdrawal amount and the ($300) market value adjustment)

Less Subaccount Q surrender charge                                     - 216
                                                                       -----

Net Subaccount Q surrender check                                       $7,784

Appendix B

Market value adjustment illustration

Assumptions:
Contract date: January 1, 1997
Subaccount established: July 1, 1997
Purchase payment: $50,000
Subaccount guarantee period: 10 years
Subaccount guarantee rate: 4.5% effective annual yield

Market value adjustment assumptions: These examples show how the market value adjustment may affect your contract subaccount values. The surrenders in these examples occur on July 1, 1998, one year after the subaccount is established. There are no previous surrenders.

The subaccount accumulation value at the end of one year is $52,250. If there are no surrenders, the subaccount accumulation value at the end of the 10-year guarantee period will be $77,648.47.

The subaccount accumulation value on January 1, 1998, the contract anniversary, is: $50,000 x (1 + .045)(184/365) = $51,121.87. The free withdrawal amount for the next year is $5,112.19. This free withdrawal amount (10% of the contract anniversary subaccount accumulation value) is free of both market value adjustment and surrender charge.

The market value adjustment reflects the relationship (at the time of surrender) between the subaccount guarantee rate and the interest rate IDS Life then is crediting on purchase payments or transfers made to new subaccounts with guarantee periods of the same duration as the time remaining in the subaccount guarantee period. After one year, there are 9 years left of the 10-year subaccount guarantee period.

Example I shows a downward market value adjustment. Example II shows an upward market value adjustment. These examples do not show the surrender charge (if any) which would be calculated separately after the market value adjustment. Surrender charge calculations are shown in Appendix A.

Market adjusted value formula:

Market adjusted value = [(AVc - FWA) x F] + FWA where:

AVc      =        the subaccount accumulation value to be surrendered or
                  transferred

FWA      =        the lesser of AVc or free withdrawal amount

F        =              (1 + ig)(N + t)
                    (1 + ic + .0025)(N + t)
where:

ig        =        the subaccount guarantee rate

N         =        the number of complete years to the end of the guarantee
                   period for the subaccount

t         =        the fraction of a year remaining to the end of the guarantee period(for example, if 180 days remain in a 365 day year, t would be .493 for the subaccount)

ic        =        the subaccount guarantee rate IDS Life then is crediting on purchase payments or transfers made to new subaccounts with guarantee periods of the same duration as the time remaining in the subaccount guarantee period (straight line interpolation between whole year rates. If N is zero, ic is the rate for a one year guarantee period)

Example I - Downward market value adjustment

A surrender results in a downward market value adjustment when interest rates have increased. Assume after one year, IDS Life is crediting 5% for a new subaccount with a 9-year guarantee period. If the owner totally surrenders the subaccount, the market adjusted value is:

[(AVc - FWA) x F] + FWA

[($52,250.00 - $5,112.19) x (1 + .045)9]+ 5,112.19 = $49,311.66
                               (1 + .05 + .0025)9]

The market value adjustment is a $2,938.34 reduction of the accumulation value:

($2,938.34) = $49,311.66 - $52,250.00

Example II - Upward market value adjustment

A surrender results in an upward market value adjustment when interest rates have decreased. Assume after one year, IDS Life is crediting 4% for a new subaccount with a 9-year guarantee period. If the owner totally surrenders the subaccount, the market adjusted value is:

[(AVc - FWA) x F] + FWA

[$52,250.00 - $5,112.19) x (1 + .045)9] + $5,112.19 = $53,277.18
                              (1 + .04 + .0025)9]

The market value adjustment is a $1,027.18 increase of the accumulation value:

$1,027.18 = $53,277.18 - $52,250.00

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

IDS LIFE FINANCIAL INFORMATION
-----------------------------------------------------------------

The financial statements shown below are those of the insurance company and not those of any other entity. They are included for the purpose of informing the investor as to the financial condition of the insurance company and its ability to carry out its obligations under its variable contracts.

IDS LIFE INSURANCE COMPANY
-----------------------------------------------------------------

CONSOLIDATED BALANCE SHEETS                                        DEC. 31, 1998    DEC. 31, 1997
ASSETS                                                        ($ thousands, except share amounts)
-------------------------------------------------------------------------------------------------
Investments:
Fixed maturities:
Held to maturity, at amortized cost (fair value: 1998,
$8,420,035; 1997, $9,743,410)....................................  $  7,964,114     $  9,315,450
Available for sale, at fair value (amortized cost: 1998,
$13,344,949; 1997, $12,515,030)..................................    13,613,139       12,876,694
Mortgage loans on real estate....................................     3,505,458        3,618,647
Policy loans.....................................................       525,431          498,874
Other investments................................................       366,604          318,591
-------------------------------------------------------------------------------------------------
Total investments................................................    25,974,746       26,628,256
-------------------------------------------------------------------------------------------------
Cash and cash equivalents........................................        22,453           19,686
Amounts recoverable from reinsurers..............................       262,260          205,716
Amounts due from brokers.........................................           327            8,400
Other accounts receivable........................................        47,963           37,895
Accrued investment income........................................       366,574          357,390
Deferred policy acquisition costs................................     2,496,352        2,479,577
Other assets.....................................................        30,487           22,700
Separate account assets..........................................    27,349,401       23,214,504
-------------------------------------------------------------------------------------------------
Total assets.....................................................  $ 56,550,563     $ 52,974,124
-------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDER'S EQUITY
-------------------------------------------------------------------------------------------------
Liabilities:
Future policy benefits:
Fixed annuities..................................................  $  21,172,303    $  22,009,747
Universal life-type insurance....................................      3,343,671        3,280,489
Traditional life insurance.......................................        225,306          213,676
Disability income and long-term care insurance...................        660,320          533,124
Policy claims and other policyholders' funds.....................         70,309           68,345
Deferred income taxes, net.......................................         16,930           61,582
Amounts due to brokers...........................................        195,406          381,458
Other liabilities................................................        410,285          345,383
Separate account liabilities.....................................     27,349,401       23,214,504
-------------------------------------------------------------------------------------------------
Total liabilities................................................     53,443,931       50,108,308
-------------------------------------------------------------------------------------------------
Stockholder's equity:
Capital stock, $30 par value per share; 100,000 shares
authorized, issued and outstanding...............................          3,000            3,000
Additional paid-in capital.......................................        288,327          290,847
Accumulated other comprehensive income, net of tax:
Net unrealized securities gains..................................        169,584          226,359
Retained earnings................................................      2,645,721        2,345,610
-------------------------------------------------------------------------------------------------
Total stockholder's equity.......................................      3,106,632        2,865,816
-------------------------------------------------------------------------------------------------
Total liabilities and stockholder's equity.......................  $  56,550,563    $  52,974,124
-------------------------------------------------------------------------------------------------

See accompanying notes.

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

--------------------------------------------------------------------------------

                                                                             YEARS ENDED DEC. 31,
                                                                      1998           1997            1996
CONSOLIDATED STATEMENTS OF INCOME                                               ($ thousands)
------------------------------------------------------------------------------------------------------------
Revenues:
Premiums:
Traditional life insurance.......................................  $   53,132       $   52,473    $   51,403
Disability income and long-term care insurance...................     176,298          154,021       131,518
------------------------------------------------------------------------------------------------------------
Total premiums...................................................     229,430          206,494       182,921
------------------------------------------------------------------------------------------------------------
Policyholder and contractholder charges..........................     383,965          341,726       302,999
Management and other fees........................................     401,057          340,892       271,342
Net investment income............................................   1,986,485        1,988,389     1,965,362
Net realized gain (loss) on investments..........................       6,902              860          (159)
------------------------------------------------------------------------------------------------------------
Total revenues...................................................   3,007,839        2,878,361     2,722,465
------------------------------------------------------------------------------------------------------------
Benefits and expenses:
Death and other benefits:
Traditional life insurance.......................................      29,835           28,951        26,919
Universal life-type insurance and investment contracts...........     108,349           92,814        85,017
Disability income and long-term care insurance...................      27,414           22,333        19,185
Increase in liabilities for future policy benefits:
Traditional life insurance.......................................       6,052            3,946         1,859
Disability income and long-term care insurance...................      73,305           63,631        57,230
Interest credited on universal life-type insurance and investment
contracts........................................................   1,317,124        1,386,448     1,370,468
Amortization of deferred policy acquisition costs................     382,642          322,731       278,605
Other insurance and operating expenses...........................     287,326          276,596       261,468
------------------------------------------------------------------------------------------------------------
Total benefits and expenses......................................   2,232,047        2,197,450     2,100,751
------------------------------------------------------------------------------------------------------------
Income before income taxes.......................................     775,792          680,911       621,714
Income taxes.....................................................     235,681          206,664       207,138
------------------------------------------------------------------------------------------------------------
Net income.......................................................  $  540,111       $  474,247    $  414,576
------------------------------------------------------------------------------------------------------------

See accompanying notes.

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                                                    ACCUMULATED
CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY                                                       OTHER
                                                               TOTAL                  ADDITIONAL    COMPREHENSIVE
                                                            STOCKHOLDER'S CAPITAL      PAID-IN       INCOME,      RETAINED
THREE YEARS ENDED DEC. 31, 1998 ($ thousands)                 EQUITY       STOCK       CAPITAL      NET OF TAX    EARNINGS
---------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1995................................  $2,331,708     $3,000       $278,814    $ 230,129    $1,819,765
Comprehensive income:
Net income................................................     414,576         --             --           --       414,576
Unrealized holding losses arising during the year, net of
deferred policy acquisition costs of $10,325 and taxes of
$82,982...................................................    (154,111)        --             --     (154,111)           --
Reclassification adjustment for losses included in net
income, net of tax of $(5,429)............................      10,084         --             --       10,084            --
                                                            -----------                             ----------
Other comprehensive loss..................................    (144,027)        --             --     (144,027)           --
                                                            -----------
Comprehensive income......................................     270,549         --             --           --            --
Capital contribution from parent..........................       4,801         --          4,801           --            --
Other changes.............................................       2,022         --             --           --         2,022
Cash dividends to parent..................................    (165,000)        --             --           --      (165,000)
                                                            ---------------------------------------------------------------
Balance, December 31, 1996................................   2,444,080      3,000        283,615       86,102     2,071,363
Comprehensive income:
Net income................................................     474,247         --             --           --       474,247
Unrealized holding gains arising during the year, net of
effect on deferred policy acquisition costs of $(7,714)
and taxes of $(75,215)....................................     139,686         --             --      139,686            --
Reclassification adjustment for losses included in net
income, net of tax of $(308)..............................         571         --             --          571            --
                                                            -----------                             ----------
Other comprehensive income................................     140,257         --             --      140,257            --
                                                            -----------
Comprehensive income......................................     614,504         --             --           --            --
Capital contribution from parent..........................       7,232         --          7,232           --            --
Cash dividends to parent..................................    (200,000)        --             --           --      (200,000)
                                                            ---------------------------------------------------------------
Balance, December 31, 1997................................   2,865,816      3,000        290,847      226,359     2,345,610
Comprehensive income:
Net income................................................     540,111         --             --           --       540,111
Unrealized holding losses arising during the year, net of
effect on deferred policy acquisition costs of $6,333 and
taxes of $32,826..........................................     (60,964)        --             --      (60,964)           --
Reclassification adjustment for losses included in net
income, net of tax of $(2,254)............................       4,189         --             --        4,189            --
                                                            -----------                             ----------
Other comprehensive loss..................................     (56,775)        --             --      (56,775)           --
                                                            -----------
Comprehensive income......................................     483,336         --             --           --            --
Other changes.............................................      (2,520)        --         (2,520)          --            --
Cash dividends to parent..................................    (240,000)        --             --           --      (240,000)
                                                            ---------------------------------------------------------------
Balance, December 31, 1998................................  $3,106,632     $3,000       $288,327    $ 169,584    $2,645,721
---------------------------------------------------------------------------------------------------------------------------

See accompanying notes.

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

--------------------------------------------------------------------------------

                                                                             YEARS ENDED DEC. 31,
                                                                      1998           1997           1996
CONSOLIDATED STATEMENTS OF CASH FLOWS                                             (thousands)
------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.......................................................  $   540,111    $   474,247    $   414,576
Adjustments to reconcile net income to net cash provided by (used
in) operating activities:
Policy loan issuance, excluding universal life-type insurance....      (53,883)       (54,665)       (49,314)
Policy loan repayment, excluding universal life-type insurance...       57,902         46,015         41,179
Change in amounts recoverable from reinsurers....................      (56,544)       (47,994)       (43,335)
Change in other accounts receivable..............................      (10,068)         6,194         (4,981)
Change in accrued investment income..............................       (9,184)       (14,077)         4,695
Change in deferred policy acquisition costs, net.................      (10,443)      (156,486)      (294,755)
Change in liabilities for future policy benefits for traditional
life, disability income and long-term care insurance.............      138,826        112,915         97,479
Change in policy claims and other policyholders' funds...........        1,964        (15,289)        27,311
Change in deferred income tax provision (benefit)................      (19,122)        19,982        (65,609)
Change in other liabilities......................................       64,902         13,305         46,724
Amortization of premium (accretion of discount), net.............        9,170         (5,649)       (23,032)
Net realized (gain) loss on investments..........................       (6,902)          (860)           159
Policyholder and contractholder charges, non-cash................     (172,396)      (160,885)      (154,286)
Other, net.......................................................       10,786          7,161        (10,816)
------------------------------------------------------------------------------------------------------------
Net cash provided by (used in) operating activities..............  $   485,119    $   223,914    $   (14,005)
------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Fixed maturities held to maturity:
Purchases........................................................  $    (1,020)   $    (1,996)   $   (43,751)
Maturities, sinking fund payments and calls......................    1,162,731        686,503        759,248
Sales............................................................      236,963        236,761        279,506
Fixed maturities available for sale:
Purchases........................................................   (4,100,238)    (3,160,133)    (2,299,198)
Maturities, sinking fund payments and calls......................    2,967,311      1,206,213      1,270,240
Sales............................................................      278,955        457,585        238,905
Other investments, excluding policy loans:
Purchases........................................................     (555,647)      (524,521)      (904,536)
Sales............................................................      579,038        335,765        236,912
Change in amounts due from brokers...............................        8,073          2,647        (11,047)
Change in amounts due to brokers.................................     (186,052)       119,471        140,369
------------------------------------------------------------------------------------------------------------
Net cash provided by (used in) investing activities..............      390,114       (641,705)      (333,352)
------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Activity related to universal life-type insurance and
investment contracts:
Considerations received..........................................    1,873,624      2,785,758      3,567,586
Surrenders and death benefits....................................   (3,792,612)    (3,736,242)    (4,250,294)
Interest credited to account balances............................    1,317,124      1,386,448      1,370,468
Universal life-type insurance policy loans:
Issuance.........................................................      (97,602)       (84,835)       (86,501)
Repayment........................................................       67,000         54,513         58,753
Capital transaction with parent..................................           --          7,232          4,801
Dividends paid...................................................     (240,000)      (200,000)      (165,000)
------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities........................     (872,466)       212,874        499,813
------------------------------------------------------------------------------------------------------------
Net (decrease) increase in cash and cash equivalents.............        2,767       (204,917)       152,456
Cash and cash equivalents at beginning of year...................       19,686        224,603         72,147
------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year.........................  $    22,453    $    19,686    $   224,603
------------------------------------------------------------------------------------------------------------

See accompanying notes.

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ($ THOUSANDS)
-----------------------------------------------------------------
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS
IDS Life Insurance Company (the Company) is a stock life insurance company organized under the laws of the State of Minnesota. The Company is a wholly owned subsidiary of American Express Financial Corporation (AEFC), which is a wholly owned subsidiary of American Express Company. The Company serves residents of all states except New York. IDS Life Insurance Company of New York is a wholly owned subsidiary of the Company and serves New York State residents. The Company also wholly owns American Enterprise Life Insurance Company, American Centurion Life Assurance Company, American Partners Life Insurance Company and American Express Corporation.

The Company's principal products are deferred annuities and universal life insurance, which are issued primarily to individuals. It offers single premium and flexible premium deferred annuities on both a fixed and variable dollar basis. Immediate annuities are offered as well. The Company's insurance products include universal life (fixed and variable), whole life, single premium life and term products (including waiver of premium and accidental death benefits). The Company also markets disability income and long-term care insurance.

BASIS OF PRESENTATION
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which vary in certain respects from reporting practices prescribed or permitted by state insurance regulatory authorities (see Note 4).

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVESTMENTS
Fixed maturities that the Company has both the positive intent and the ability to hold to maturity are classified as held to maturity and carried at amortized cost. All other fixed maturities and all marketable equity securities are classified as available for sale and carried at fair value. Unrealized gains and losses on securities classified as available for sale are reported as a separate component of other comprehensive income, net of deferred policy acquisition costs and deferred taxes.

Realized investment gain or loss is determined on an identified cost basis.

Prepayments are anticipated on certain investments in mortgage-backed securities in determining the constant effective yield used to recognize interest income. Prepayment estimates are based on information received from brokers who deal in mortgage-backed securities.

Mortgage loans on real estate are carried at amortized cost less reserves for mortgage loan losses. The estimated fair value of the mortgage loans is determined by a discounted cash flow analysis using mortgage interest rates currently offered for mortgages of similar maturities.

Impairment of mortgage loans is measured as the excess of a loan's recorded investment over its present value of expected principal and interest payments discounted at the loan's effective interest rate, or the fair value of collateral. The amount of the impairment is recorded in a reserve for mortgage loan losses. The reserve for mortgage loan losses is maintained at a level that management believes is adequate to absorb estimated losses in the portfolio. The level of the reserve account is determined based on several factors, including historical

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ($ THOUSANDS) (CONTINUED)
--------------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) experience, expected future principal and interest payments, estimated collateral values, and current and anticipated economic and political conditions. Management regularly evaluates the adequacy of the reserve for mortgage loan losses.

The Company generally stops accruing interest on mortgage loans for which interest payments are delinquent more than three months. Based on management's judgment as to the ultimate collectibility of principal, interest payments received are either recognized as income or applied to the recorded investment in the loan.

The cost of interest rate caps and floors is amortized to investment income over the life of the contracts and payments received as a result of these agreements are recorded as investment income when realized. The amortized cost of interest rate caps and floors is included in other investments. Amounts paid or received under interest rate swap agreements are recognized as an adjustment to investment income.

The Company purchases and writes index options to hedge the fee income earned on the management of equity securities in separate accounts and the underlying mutual funds. These index options are carried at market value and are included in other investments or other liabilities, as appropriate. Gains or losses on index options that qualify as hedges are deferred and recognized in management and other fees in the same period as the hedged fee income. Gains or losses on index options that do not qualify as hedges are marked to market through the income statement.

The Company also uses index options to manage the risks related to a certain annuity product that pays interest based upon the relative change in a major stock market index between the beginning and end of the product's term. Purchased options used in conjunction with this product are reported in other investments and written options are included in other liabilities. The amortization of the cost of purchased options, the proceeds of written options and the changes in intrinsic value of the contracts are included in net investment income.

Policy loans are carried at the aggregate of the unpaid loan balances which do not exceed the cash surrender values of the related policies.

When evidence indicates a decline, which is other than temporary, in the underlying value or earning power of individual investments, such investments are written down to the fair value by a charge to income.

STATEMENTS OF CASH FLOWS
The Company considers investments with a maturity at the date of their acquisition of three months or less to be cash equivalents. These securities are carried principally at amortized cost, which approximates fair value.

Supplementary information to the consolidated statements of cash flows for the years ended December 31 is summarized as follows:

                                       1998      1997      1996
-----------------------------------------------------------------
CASH PAID DURING THE YEAR FOR:
Income taxes.......................  $215,003  $174,472  $317,283
Interest on borrowings.............    14,529     8,213     4,119
-----------------------------------------------------------------

RECOGNITION OF PROFITS ON ANNUITY CONTRACTS AND INSURANCE POLICIES
Profits on fixed deferred annuities are recognized by the Company over the lives of the contracts, using primarily the interest method. Profits represent the excess of investment income earned from investment of contract considerations over interest credited to contract owners and other expenses.

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ($ THOUSANDS) (CONTINUED)
--------------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
The retrospective deposit method is used in accounting for universal life-type insurance. Under this method, profits are recognized over the lives of the policies in proportion to the estimated gross profits expected to be realized.

Premiums on traditional life, disability income and long-term care insurance policies are recognized as revenue when due, and related benefits and expenses are associated with premium revenue in a manner that results in recognition of profits over the lives of the insurance policies. This association is accomplished by means of the provision for future policy benefits and the deferral and subsequent amortization of policy acquisition costs.

Policyholder and contractholder charges include the monthly cost of insurance charges, issue and administrative fees and surrender charges. These charges also include the minimum death benefit guarantee fees received from the variable life insurance separate accounts. Management and other fees include investment management fees from underlying proprietary mutual funds and mortality and expense risk fees received from the variable annuity and variable life insurance separate accounts.

DEFERRED POLICY ACQUISITION COSTS
The costs of acquiring new business, principally sales compensation, policy issue costs, underwriting and certain sales expenses, have been deferred on insurance and annuity contracts. The deferred acquisition costs for most single premium deferred annuities and installment annuities are amortized using primarily the interest method. The costs for universal life-type insurance and certain installment annuities are amortized as a percentage of the estimated gross profits expected to be realized on the policies. For traditional life, disability income and long-term care insurance policies, the costs are amortized over an appropriate period in proportion to premium revenue.

LIABILITIES FOR FUTURE POLICY BENEFITS
Liabilities for universal life-type insurance and deferred annuities are accumulation values.

Liabilities for fixed annuities in a benefit status are based on established industry mortality tables and interest rates ranging from 5% to 9.5%, depending on year of issue.

Liabilities for future benefits on traditional life insurance are based on the net level premium method, using anticipated mortality, policy persistency and interest earning rates. Anticipated mortality rates are based on established industry mortality tables. Anticipated policy persistency rates vary by policy form, issue age and policy duration with persistency on cash value plans generally anticipated to be better than persistency on term insurance plans. Anticipated interest rates range from 4% to 10%, depending on policy form, issue year and policy duration.

Liabilities for future disability income and long-term care policy benefits include both policy reserves and claim reserves. Policy reserves are based on the net level premium method, using anticipated morbidity, mortality, policy persistency and interest earning rates. Anticipated morbidity and mortality rates are based on established industry morbidity and mortality tables. Anticipated policy persistency rates vary by policy form, issue age, policy duration and, for disability income policies, occupation class. Anticipated interest rates for disability income and long-term care policy reserves are 3% to 9.5% at policy issue and grade to ultimate rates of 5% to 7% over 5 to 10 years.

Claim reserves are calculated based on claim continuance tables and anticipated interest earnings. Anticipated claim continuance rates are based on established industry tables. Anticipated interest rates for claim reserves for both disability income and long-term care range from 6% to 8%.

REINSURANCE
The maximum amount of life insurance risk retained by the Company on any one life is $750 of life benefit plus $50 of accidental death benefits. The maximum amount of life insurance risk retained on any joint-life

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ($ THOUSANDS) (CONTINUED)
--------------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) combination is $1,500. The excesses are reinsured with other life insurance companies, primarily on a yearly renewable term basis. Long-term care policies are primarily reinsured on a coinsurance basis. Beginning in 1998, the Company retains all disability income and waiver of premium risk.

FEDERAL INCOME TAXES
The Company's taxable income is included in the consolidated federal income tax return of American Express Company. The Company provides for income taxes on a separate return basis, except that, under an agreement between AEFC and American Express Company, tax benefit is recognized for losses to the extent they can be used on the consolidated tax return. It is the policy of AEFC and its subsidiaries that AEFC will reimburse subsidiaries for all tax benefits.

Included in other liabilities at December 31, 1998 and 1997 are $26,291 payable to and $12,061, receivable from, respectively, AEFC for federal income taxes.

SEPARATE ACCOUNT BUSINESS
The separate account assets and liabilities represent funds held for the exclusive benefit of the variable annuity and variable life insurance contract owners. The Company receives investment management fees from the proprietary mutual funds used as investment options for variable annuities and variable life insurance. The Company receives mortality and expense risk fees from the separate accounts.

The Company makes contractual mortality assurances to the variable annuity contract owners that the net assets of the separate accounts will not be affected by future variations in the actual life expectancy experience of the annuitants and beneficiaries from the mortality assumptions implicit in the annuity contracts. The Company makes periodic fund transfers to, or withdrawals from, the separate account assets for such actuarial adjustments for variable annuities that are in the benefit payment period. The Company also guarantees that the rates at which administrative fees are deducted from contract funds will not exceed contractual maximums.

For variable life insurance, the Company guarantees that the rates at which insurance charges and administrative fees are deducted from contract funds will not exceed contractual maximums. The Company also guarantees that the death benefit will continue payable at the initial level regardless of investment performance so long as minimum premium payments are made.

ACCOUNTING CHANGES
Effective January 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 requires the reporting and display of comprehensive income and its components. Comprehensive income is defined as the aggregate change in stockholder's equity excluding changes in ownership interests. For the Company, it is net income and the unrealized gains or losses on available-for-sale securities, net of the effect on deferred policy acquisition costs, taxes and reclassification adjustment.

In March 1998, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use." The SOP, which is effective January 1, 1999, requires the capitalization of certain costs incurred after the date of adoption to develop or obtain software for internal use. Software utilized by the Company is owned by AEFC and will be capitalized by AEFC. As a result, the new rule will not have a material impact on the Company's results of operations or financial condition.

In December 1997, the AICPA issued SOP 97-3, "Accounting by Insurance and Other Enterprises for Insurance-Related Assessments," providing guidance for the timing of recognition of liabilities related to guaranty fund assessments. The Company will adopt the SOP on January 1, 1999. The Company has historically carried a balance

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ($ THOUSANDS) (CONTINUED)
--------------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) in other liabilities on the balance sheet for potential guaranty fund assessment exposure. Adoption of the SOP will not have a material impact on the Company's results of operations or financial condition.

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is effective January 1, 2000. This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. Earlier application of all of the provisions of this Statement is encouraged, but it is permitted only as of the beginning of any fiscal quarter that begins after issuance of the Statement. This Statement cannot be applied retroactively. The ultimate financial impact of the new rule will be measured based on the derivatives in place at adoption and cannot be estimated at this time.

RECLASSIFICATION
Certain 1997 and 1996 amounts have been reclassified to conform to the 1998 presentation.

--------------------------------------------------------------------------------
2. INVESTMENTS

Fair values of investments in fixed maturities represent quoted market prices and estimated values when quoted prices are not available. Estimated values are determined by established procedures involving, among other things, review of market indices, price levels of current offerings of comparable issues, price estimates and market data from independent brokers and financial files.

The amortized cost, gross unrealized gains and losses and fair values of investments in fixed maturities and equity securities at December 31, 1998 are as follows:

                                                               GROSS         GROSS
                                                AMORTIZED   UNREALIZED    UNREALIZED        FAIR
HELD TO MATURITY                                  COST         GAINS        LOSSES         VALUE
----------------------------------------------------------------------------------------------------
U.S. Government agency obligations...........  $   39,888     $  4,460      $     --    $     44,348
State and municipal obligations..............       9,683          491            --          10,173
Corporate bonds and obligations..............   6,305,476      447,752        27,087       6,726,141
Mortgage-backed securities...................   1,609,067       30,458           152       1,639,373
----------------------------------------------------------------------------------------------------
                                               $7,964,114     $483,161      $ 27,239    $  8,420,035
----------------------------------------------------------------------------------------------------

                                                               GROSS         GROSS
                                                AMORTIZED   UNREALIZED    UNREALIZED        FAIR
AVAILABLE FOR SALE                                COST         GAINS        LOSSES         VALUE
----------------------------------------------------------------------------------------------------
U.S. Government agency obligations...........  $   52,043     $  3,324      $     --    $     55,367
State and municipal obligations..............      11,060        1,231            --          12,291
Corporate bonds and obligations..............   7,332,344      271,174       155,181       7,448,337
Mortgage-backed securities...................   5,949,502      151,511         3,869       6,097,144
----------------------------------------------------------------------------------------------------
Total fixed maturities.......................  13,344,949      427,240       159,050      13,613,139
Equity securities............................       3,000          158            --           3,158
----------------------------------------------------------------------------------------------------
                                               $13,347,949    $427,398      $159,050    $ 13,616,297
----------------------------------------------------------------------------------------------------

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ($ THOUSANDS) (CONTINUED)
--------------------------------------------------------------------------------

2. INVESTMENTS (CONTINUED)
The amortized cost, gross unrealized gains and losses and fair values of investmentsin fixed maturities and equity securities at December 31, 1997 are as follows:

                                                               GROSS         GROSS
                                                AMORTIZED   UNREALIZED    UNREALIZED
HELD TO MATURITY                                  COST         GAINS        LOSSES       FAIR VALUE
-----------------------------------------------------------------------------------------------------
U.S. Government agency obligations...........  $   41,932     $  2,949      $    --     $      44,881
State and municipal obligations..............       9,684          568           --            10,252
Corporate bonds and obligations..............   7,280,646      415,700        9,322         7,687,024
Mortgage-backed securities...................   1,983,188       25,976        7,911         2,001,253
-----------------------------------------------------------------------------------------------------
                                               $9,315,450     $445,193      $17,233     $   9,743,410
-----------------------------------------------------------------------------------------------------

                                                               GROSS         GROSS
                                                AMORTIZED   UNREALIZED    UNREALIZED        FAIR
AVAILABLE FOR SALE                                COST         GAINS        LOSSES          VALUE
-----------------------------------------------------------------------------------------------------
U.S. Government agency obligations...........  $   65,291     $  4,154      $    --     $      69,445
State and municipal obligations..............      11,045        1,348           --            12,393
Corporate bonds and obligations..............   5,308,129      232,761       30,198         5,510,692
Mortgage-backed securities...................   7,130,565      160,478        6,879         7,284,164
-----------------------------------------------------------------------------------------------------
Total fixed maturities.......................  12,515,030      398,741       37,077        12,876,694
Equity securities............................       3,000          361           --             3,361
-----------------------------------------------------------------------------------------------------
                                               $12,518,030    $399,102      $37,077     $  12,880,055
-----------------------------------------------------------------------------------------------------

The amortized cost and fair value of investments in fixed maturities at December 31, 1998 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                           AMORTIZED      FAIR
HELD TO MATURITY                             COST         VALUE
------------------------------------------------------------------
Due in one year or less.................  $  354,296   $   359,020
Due from one to five years..............   2,111,369     2,249,847
Due from five to ten years..............   3,012,227     3,189,789
Due in more than ten years..............     877,155       982,006
Mortgage-backed securities..............   1,609,067     1,639,373
------------------------------------------------------------------
                                          $7,964,114   $ 8,420,035
------------------------------------------------------------------

                                           AMORTIZED      FAIR
AVAILABLE FOR SALE                           COST         VALUE
------------------------------------------------------------------
Due in one year or less.................  $  102,463   $   104,475
Due from one to five years..............     682,336       725,859
Due from five to ten years..............   3,904,326     4,044,378
Due in more than ten years..............   2,718,659     2,654,382
Mortgage-backed securities..............   5,937,165     6,084,045
------------------------------------------------------------------
                                          $13,344,949  $13,613,139
------------------------------------------------------------------

During the years ended December 31, 1998, 1997 and 1996, fixed maturities classified as held to maturity were sold with amortized cost of $230,036, $229,848 and $277,527, respectively. Net gains and losses on these sales were not significant. The sale of these fixed maturities was due to significant deterioration in the issuers' credit worthiness.

Fixed maturities available for sale were sold during 1998 with proceeds of $278,955 and gross realized gains and losses of $15,658 and $22,102, respectively. Fixed maturities

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ($ THOUSANDS) (CONTINUED)
--------------------------------------------------------------------------------

2. INVESTMENTS (CONTINUED)
available for sale were sold during 1997 with proceeds of $457,585 and gross realized gains and losses of $6,639 and $7,518, respectively. Fixed maturities available for sale were sold during 1996 with proceeds of $238,905 and gross realized gains and losses of $571 and $16,084, respectively.

At December 31, 1998, bonds carried at $14,302 were on deposit with various states as required by law.

At December 31, 1998, investments in fixed maturities comprised 83 percent of the Company's total invested assets. These securities are rated by Moody's and Standard & Poor's (S&P), except for securities carried at approximately $3.6 billion which are rated by AEFC's internal analysts using criteria similar to Moody's and S&P. A summary of investments in fixed maturities, at amortized cost, by rating on December 31 is as follows:

RATING                                       1998         1997
------------------------------------------------------------------
Aaa/AAA.................................  $ 7,629,628  $ 9,195,619
Aaa/AA..................................        2,277           --
Aa/AA...................................      308,053      232,451
Aa/A....................................      301,325      246,792
A/A.....................................    2,525,283    2,787,936
A/BBB...................................    1,148,736    1,200,345
Baa/BBB.................................    6,237,014    5,226,616
Baa/BB..................................      492,696      475,084
Below investment grade..................    2,664,051    2,465,637
------------------------------------------------------------------
                                          $21,309,063  $21,830,480
------------------------------------------------------------------

At December 31, 1998, 93 percent of the securities rated Aaa/AAA are GNMA, FNMA and FHLMC mortgage-backed securities. No holdings of any other issuer are greater than one percent of the Company's total investments in fixed maturities. At December 31, 1998, approximately 13 percent of the Company's invested assets were mortgage loans on real estate. Summaries of mortgage loans by region of the United States and by type of real estate are as follows:

                                   DECEMBER 31, 1998            DECEMBER 31, 1997
--------------------------------------------------------------------------------------
                                ON BALANCE  COMMITMENTS     ON BALANCE    COMMITMENTS
REGION                            SHEET     TO PURCHASE       SHEET       TO PURCHASE
--------------------------------------------------------------------------------------
East North Central............  $ 750,705     $ 16,393     $  748,372       $ 32,462
West North Central............    491,006       81,648        456,934         14,340
South Atlantic................    839,233       21,020        922,172         14,619
Middle Atlantic...............    476,448        6,169        545,601         15,507
New England...................    263,761        2,824        316,250          2,136
Pacific.......................    195,851       16,946        184,917          3,204
West South Central............    136,841        1,412        125,227             --
East South Central............     46,029           --         60,274             --
Mountain......................    345,379        8,473        297,545         28,717
--------------------------------------------------------------------------------------
                                3,545,253      154,885      3,657,292        110,985
Less allowance for losses.....     39,795           --         38,645             --
--------------------------------------------------------------------------------------
                                $3,505,458    $154,885     $3,618,647       $110,985
--------------------------------------------------------------------------------------

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ($ THOUSANDS) (CONTINUED)
--------------------------------------------------------------------------------

2. INVESTMENTS (CONTINUED)

                                     DECEMBER 31, 1998             DECEMBER 31, 1997
-----------------------------------------------------------------------------------------
                                 ON BALANCE    COMMITMENTS     ON BALANCE    COMMITMENTS
PROPERTY TYPE                      SHEET       TO PURCHASE       SHEET       TO PURCHASE
-----------------------------------------------------------------------------------------
Department/retail stores......  $ 1,139,349    $    59,305    $ 1,189,203    $    27,314
Apartments....................      960,808          9,272      1,089,127         16,576
Office buildings..............      783,576         50,450        716,729         34,546
Industrial buildings..........      298,549         13,263        295,889         21,200
Hotels/motels.................      109,185         14,122        101,052             --
Medical buildings.............      124,369             --         99,979          9,748
Nursing/retirement homes......       46,696             --         72,359             --
Mixed Use.....................       65,151             --         71,007             --
Other.........................       17,570          8,473         21,947          1,601
-----------------------------------------------------------------------------------------
                                  3,545,253        154,885      3,657,292        110,985
Less allowance for losses.....       39,795             --         38,645             --
-----------------------------------------------------------------------------------------
                                $ 3,505,458    $   154,885    $ 3,618,647    $   110,985
-----------------------------------------------------------------------------------------

Mortgage loan fundings are restricted by state insurance regulatory authorities to 80 percent or less of the market value of the real estate at the time of origination of the loan. The Company holds the mortgage document, which gives it the right to take possession of the property if the borrower fails to perform according to the terms of the agreement. Commitments to purchase mortgages are made in the ordinary course of business. The fair value of the mortgage commitments is $nil.

At December 31, 1998 and 1997, the Company's recorded investment in impaired loans was $24,941 and $45,714, respectively, with allowances of $6,662 and $9,812, respectively. During 1998 and 1997, the average recorded investment in impaired loans was $37,873 and $61,870, respectively.
The Company recognized $1,809, $2,981and $4,889 of interest income related to impaired loans for the years ended December 31, 1998, 1997 and 1996 respectively.

The following table presents changes in the allowance for investment losses related to all loans:

                                      1998     1997     1996
--------------------------------------------------------------
Balance, January 1.................  $38,645  $37,495  $37,340
Provision for investment losses....    7,582    8,801   10,005
Loan payoffs.......................     (800)  (3,851)  (4,700)
Foreclosures and writeoffs.........   (5,632)  (3,800)  (5,150)
--------------------------------------------------------------
Balance, December 31...............  $39,795  $38,645  $37,495
--------------------------------------------------------------

At December 31, 1998, the Company had commitments to purchase investments other than mortgage loans for $223,011. Commitments to purchase investments are made in the ordinary course of business. The fair value of these commitments is $nil.

Net investment income for the years ended December 31 is summarized as follows:

                                        1998        1997        1996
-----------------------------------------------------------------------
Interest on fixed maturities.......  $1,676,984  $1,692,481  $1,666,929
Interest on mortgage loans.........     301,253     305,742     283,830
Other investment income............      43,518      25,089      43,283
Interest on cash equivalents.......       5,486       5,914       5,754
-----------------------------------------------------------------------
                                      2,027,241   2,029,226   1,999,796
Less investment expenses...........      40,756      40,837      34,434
-----------------------------------------------------------------------
                                     $1,986,485  $1,988,389  $1,965,362
-----------------------------------------------------------------------

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ($ THOUSANDS) (CONTINUED)
--------------------------------------------------------------------------------

2. INVESTMENTS (CONTINUED)
Net realized gain (loss) on investments for the years ended December 31 is summarized as follows:

                                      1998     1997     1996
--------------------------------------------------------------
Fixed maturities...................  $12,084  $16,115  $ 8,736
Mortgage loans.....................   (5,933)  (6,424)  (8,745)
Other investments..................      751   (8,831)    (150)
--------------------------------------------------------------
                                     $ 6,902  $   860  $  (159)
--------------------------------------------------------------

Changes in net unrealized appreciation (depreciation) of investments for the years ended December 31 are summarized as follows:

                                            1998      1997       1996
------------------------------------------------------------------------
Fixed maturities available for sale.....  $(93,474) $ 223,441  $(231,853)
Equity securities.......................      (203)        53        (52)
------------------------------------------------------------------------

--------------------------------------------------------------------------------
3. INCOME TAXES

The Company qualifies as a life insurance company for federal income tax purposes. As such, the Company is subject to the Internal Revenue Code provisions applicable to life insurance companies.

The income tax expense (benefit) for the years ended December 31 consists of the following:

                                       1998      1997      1996
-----------------------------------------------------------------
Federal income taxes:
Current............................  $244,946  $176,879  $260,357
Deferred...........................   (16,602)   19,982   (65,609)
-----------------------------------------------------------------
                                      228,344   196,861   194,748
State income taxes-current.........     7,337     9,803    12,390
-----------------------------------------------------------------
Income tax expense.................  $235,681  $206,664  $207,138
-----------------------------------------------------------------

Increases (decreases) to the federal tax provision applicable to pretax income based on the statutory rate are attributable to:

                                                                     1998                 1997                 1996
--------------------------------------------------------------------------------------------------------------------------
                                                              PROVISION    RATE    PROVISION    RATE    PROVISION    RATE
--------------------------------------------------------------------------------------------------------------------------
Federal income taxes based
on the statutory rate.......................................   $271,527    35.0%    $238,319    35.0%    $217,600    35.0%
(Decreases) increases are attributable to:
Tax-excluded interest and dividend income...................    (12,289)   (1.6)     (10,294)   (1.5)      (9,636)   (1.5)
State taxes, net of federal benefit.........................      4,769      .6        6,372      .9        8,053     1.3
Affordable housing credits..................................    (19,688)   (2.5)     (20,705)   (3.0)      (5,090)    (.8)
Other, net..................................................     (8,638)   (1.1)      (7,028)   (1.0)      (3,789)    (.7)
--------------------------------------------------------------------------------------------------------------------------
Federal income taxes........................................   $235,681    30.4%    $206,664    30.4%    $207,138    33.3%
--------------------------------------------------------------------------------------------------------------------------

A portion of life insurance company income earned prior to 1984 was not subject to current taxation but was accumulated, for tax purposes, in a policyholders' surplus account. At December 31, 1998, the Company had a policyholders' surplus account balance of $20,114. The policyholders' surplus account is only

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ($ THOUSANDS) (CONTINUED)
--------------------------------------------------------------------------------

3. INCOME TAXES (CONTINUED)
taxable if dividends to the stockholder exceed the stockholder's surplus account or if the Company is liquidated. Deferred income taxes of $7,040 have not been established because no distributions of such amounts are contemplated.

Significant components of the Company's deferred tax assets and liabilities as of December 31 are as follows:

                                                           1998      1997
---------------------------------------------------------------------------
Deferred tax assets:
Policy reserves........................................  $756,769  $748,204
Life insurance guaranty fund assessment reserve........    15,289    20,101
Other..................................................     4,253     9,589
---------------------------------------------------------------------------
Total deferred tax assets..............................   776,311   777,894
---------------------------------------------------------------------------
Deferred tax liabilities:
Deferred policy acquisition costs......................   698,471   700,032
Unrealized gain on investments.........................    91,315   121,885
Investments, other.....................................     3,455    17,559
---------------------------------------------------------------------------
Total deferred tax liabilities.........................   793,241   839,476
---------------------------------------------------------------------------
Net deferred tax liabilities...........................  $ 16,930  $ 61,582
---------------------------------------------------------------------------

The Company is required to establish a valuation allowance for any portion of the deferred tax assets that management believes will not be realized. In the opinion of management, it is more likely than not that the Company will realize the benefit of the deferred tax assets and, therefore, no such valuation allowance has been established.

--------------------------------------------------------------------------------
4. STOCKHOLDER'S EQUITY

Retained earnings available for distribution as dividends to the parent are limited to the Company's surplus as determined in accordance with accounting practices prescribed by state insurance regulatory authorities. Statutory unassigned surplus aggregated $1,598,203 as of December 31, 1998 and $1,468,677 as of December 31, 1997 (see Note 3 with respect to the income tax effect of certain distributions). In addition, any dividend distributions in 1999 in excess of approximately $353,933 would require approval of the Department of Commerce of the State of Minnesota.

Statutory net income for the years ended December 31 and capital and surplus as of December 31 are summarized as follows:

                                        1998        1997        1996
-----------------------------------------------------------------------
Statutory net income...............  $  429,903  $  379,615  $  365,585
Statutory capital and surplus......   1,883,405   1,765,290   1,565,082
-----------------------------------------------------------------------

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ($ THOUSANDS) (CONTINUED)
-----------------------------------------------------------------
5. RELATED PARTY TRANSACTIONS

The Company loans funds to AEFC under a collateral loan agreement. The balance of the loan was $nil at December 31, 1998 and 1997. This loan can be increased to a maximum of $75,000 and pays interest at a rate equal to the preceding month's effective new money rate for the Company's permanent investments. Interest income on related party loans totaled $nil, $103 and $780 in 1998, 1997 and 1996, respectively.

The Company participates in the American Express Company Retirement Plan which covers all permanent employees age 21 and over who have met certain employment requirements. Employer contributions to the plan are based on participants' age, years of service and total compensation for the year. Funding of retirement costs for this plan complies with the applicable minimum funding requirements specified by ERISA. The Company's share of the total net periodic pension cost was $211, $201 and $174 in 1998, 1997 and 1996, respectively.

The Company also participates in defined contribution pension plans of American Express Company which cover all employees who have met certain employment requirements. Company contributions to the plans are a percent of either each employee's eligible compensation or basic contributions. Costs of these plans charged to operations in 1998, 1997 and 1996 were $1,503, $1,245 and $990, respectively.

The Company participates in defined benefit health care plans of AEFC that provide health care and life insurance benefits to retired employees and retired financial advisors. The plans include participant contributions and service related eligibility requirements. Upon retirement, such employees are considered to have been employees of AEFC. AEFC expenses these benefits and allocates the expenses to its subsidiaries. The Company's share of postretirement benefits in 1998, 1997 and 1996 was $1,352, $1,330 and $1,449, respectively.

Charges by AEFC for use of joint facilities, technology support, marketing services and other services aggregated $411,337, $414,155 and $397,362 for 1998, 1997 and 1996, respectively. Certain of these costs are included in deferred policy acquisition costs.

--------------------------------------------------------------------------------
6. COMMITMENTS AND CONTINGENCIES

At December 31, 1998, 1997 and 1996, traditional life insurance and universal life-type insurance in force aggregated $81,074,928, $74,730,720 and $67,274,354, respectively, of which $4,912,313, $4,351,904 and $3,875,921 were reinsured at the respective year ends. The Company also reinsures a portion of the risks assumed under disability income and long-term care policies. Under all reinsurance agreements, premiums ceded to reinsurers amounted to $66,378, $60,495 and $48,250 and reinsurance recovered from reinsurers amounted to $20,982, $19,042, and $15,612 for the years ended December 31, 1998, 1997 and
1996, respectively. Reinsurance contracts do not relieve the Company from its primary obligation to policyholders.

A number of lawsuits have been filed against life and health insurers in jurisdictions in which the Company, its parent and its subsidiaries conduct business involving insurers' sales practices, alleged agent misconduct, failure to properly supervise agents, and other matters. The Company has been named as a defendant in three of these types of actions.

The plaintiffs purport to represent a class consisting of all persons who purchased policies or contracts from the Company and its subsidiaries. The complaints put at issue various alleged sales practices and misrepresentations, alleged breaches of fiduciary duties and alleged violations of consumer fraud statutes. The Company and its subsidiaries believe they have meritorious defenses to the claims raised in these lawsuits.

The outcome of any litigation cannot be predicted with certainty. In the opinion of

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ($ THOUSANDS) (CONTINUED)
-----------------------------------------------------------------

6. COMMITMENTS AND CONTINGENCIES (CONTINUED) management, however, the ultimate resolution of these lawsuits, taken in the aggregate, should not have a material adverse effect on the Company's consolidated financial position.

The IRS routinely examines the Company's federal income tax returns, and is currently auditing the Company's returns for the 1990 through 1992 tax years. Management does not believe there will be a material adverse effect on the Company's consolidated financial position as a result of this audit.

--------------------------------------------------------------------------------
7. LINES OF CREDIT

The Company has available lines of credit with its parent aggregating $100,000. The interest rate for any borrowings is established by reference to various indices plus 20 to 45 basis points, depending on the term. Borrowings outstanding under this agreement were $nil at December 31, 1998 and 1997.

--------------------------------------------------------------------------------
8. DERIVATIVE FINANCIAL INSTRUMENTS

The Company enters into transactions involving derivative financial instruments to manage its exposure to interest rate risk and equity market risk, including hedging specific transactions. The Company does not hold derivative instruments for trading purposes. The Company manages risks associated with these instruments as described below.

Market risk is the possibility that the value of the derivative financial instruments will change due to fluctuations in a factor from which the instrument derives its value, primarily an interest rate or equity market index. The Company is not impacted by market risk related to derivatives held for non-trading purposes beyond that inherent in cash market transactions. Derivatives held for purposes other than trading are largely used to manage risk and, therefore, the cash flow and income effects of the derivatives are inverse to the effects of the underlying transactions.

Credit risk is the possibility that the counterparty will not fulfill the terms of the contract. The Company monitors credit risk related to derivative financial instruments through established approval procedures, including setting concentration limits by counterparty, and requiring collateral, where appropriate. A vast majority of the Company's counterparties are rated A or better by Moody's and Standard & Poor's.

Credit risk related to interest rate caps and floors and index options is measured by the replacement cost of the contracts. The replacement cost represents the fair value of the instruments.

The notional or contract amount of a derivative financial instrument is generally used to calculate the cash flows that are received or paid over the life of the agreement. Notional amounts are not recorded on the balance sheet. Notional amounts far exceed the related credit risk.

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ($ THOUSANDS) (CONTINUED)
-----------------------------------------------------------------

8. DERIVATIVE FINANCIAL INSTRUMENTS (CONTINUED)
The Company's holdings of derivative financial instruments are as follows:

                                                                        TOTAL
DECEMBER 31, 1998                NOTIONAL     CARRYING      FAIR       CREDIT
ASSETS:                           AMOUNT       AMOUNT       VALUE     EXPOSURE
-------------------------------------------------------------------------------
Assets:
Interest rate caps............  $ 3,400,000   $ 15,985    $   4,256    $ 4,256
Interest rate floors..........    1,000,000      1,082       13,971     13,971
Options purchased.............      110,912     24,094       29,453     29,453
Liabilities:
Options purchased/written.....      265,454    (10,526)     (11,062)        --
Off balance sheet:
Interest rate swaps...........    1,667,000         --      (73,477)        --
-------------------------------------------------------------------------------
                                              $ 30,635    $ (36,859)   $47,680
-------------------------------------------------------------------------------

DECEMBER 31, 1997                NOTIONAL   CARRYING      FAIR      TOTAL CREDIT
ASSETS:                           AMOUNT     AMOUNT       VALUE       EXPOSURE
---------------------------------------------------------------------------------
Assets:
Interest rate caps............  $4,600,000   $24,963    $  15,665      $15,665
Interest rate floors..........   1,000,000     1,561        4,551        4,551
Options purchased/written.....     279,737     9,808       10,449       10,449
Liabilities:
Options written...............       7,373       (89)         114           --
Off balance sheet:
Interest rate swaps...........   1,267,000        --      (45,799)          --
---------------------------------------------------------------------------------
                                             $36,243    $ (15,020)     $30,655
---------------------------------------------------------------------------------

The fair values of derivative financial instruments are based on market values, dealer quotes or pricing models. The interest rate caps, floors and swaps expire on various dates from 1999 to 2003. The put and call options expire on various dates from 1999 to 2005.

Interest rate caps, swaps and floors are used principally to manage the Company's interest rate risk. These instruments are used to protect the margin between interest rates earned on investments and the interest rates credited to related annuity contract holders.

The Company is also using interest rate swaps to manage interest rate risk related to the level of fee income earned on the management of fixed income securities in separate accounts and the underlying mutual funds. The amount of fee income received is based upon the daily market value of the separate account and mutual fund assets. As a result, changing interest rate conditions could impact the Company's fee income significantly. The Company entered into interest rate swaps to hedge anticipated fee income for 1999 related to separate accounts and mutual funds which invest in fixed income securities. Interest will be accrued and reported in accrued investment income and other liabilities, as appropriate, and management and other fees.

The Company offers a certain annuity product that pays interest based upon the relative change in a major stock market index between the beginning and end of the product's term. As a means of hedging its obligation under the provisions of this product, the Company purchases and writes options on the major stock market index.

Index options are used to manage the equity market risk related to the fee income that the Company receives from its separate accounts and the underlying mutual funds. The amount of the fee income received is based upon the daily market value of the separate account and mutual fund assets. As a result, the Company's fee income could be impacted significantly by changing economic conditions in the equity market. The Company entered into index option

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ($ THOUSANDS) (CONTINUED)
-----------------------------------------------------------------

8. DERIVATIVE FINANCIAL INSTRUMENTS (CONTINUED) collars (combination of puts and calls) to hedge anticipated fee income for 1998 and 1999 related to separate accounts and mutual funds which invest in equity securities. Testing has demonstrated the impact of these instruments on the income statement closely correlates with the amount of fee income the Company realizes. In the event that testing demonstrates that this correlation no longer exists, or in the event the Company disposes of the index options collars, the instruments will be marked-to-market through the income statement. At December 31, 1998 deferred losses on purchased put and written call index options were $2,933 and $7,435, respectively. At December 31, 1997 deferred losses on purchased put index options were $2,428 and deferred gains on written call index options were $5,275.

--------------------------------------------------------------------------------
9. FAIR VALUES OF FINANCIAL INSTRUMENTS

The Company discloses fair value information for most on- and off-balance sheet financial instruments for which it is practicable to estimate that value. Fair values of life insurance obligations and all non-financial instruments, such as deferred acquisition costs are excluded.

Off-balance sheet intangible assets, such as the value of the field force, are also excluded. Management believes the value of excluded assets and liabilities is significant. The fair value of the Company, therefore, cannot be estimated by aggregating the amounts presented.

                                          1998                      1997
----------------------------------------------------------------------------------
                                 CARRYING       FAIR       CARRYING       FAIR
                                   VALUE        VALUE        VALUE        VALUE
----------------------------------------------------------------------------------
FINANCIAL ASSETS
Investments:
Fixed maturities (Note 2):
Held to maturity..............  $ 7,964,114  $ 8,420,035  $ 9,315,450  $ 9,743,410
Available for sale............   13,613,139   13,613,139   12,876,694   12,876,694
Mortgage loans on real estate
(Note 2)......................    3,505,458    3,745,617    3,618,647    3,808,570
Other:
Equity securities (Note 2)....        3,158        3,158        3,361        3,361
Derivative financial
instruments (Note 8)..........       41,161       47,680       36,332       30,665
Other.........................       28,872       28,872       82,347       85,383
Cash and cash equivalents
(Note 1)......................       22,453       22,453       19,686       19,686
Separate account assets
(Note 1)......................   27,349,401   27,349,401   23,214,504   23,214,504

FINANCIAL LIABILITIES
Future policy benefits for
fixed annuities...............  $19,855,203  $19,144,838  $20,731,052  $19,882,302
Derivative financial
instruments (Note 8)..........       10,526       84,539           89       45,685
Separate account
liabilities...................   25,005,732   24,179,115   21,488,282   20,707,620
----------------------------------------------------------------------------------

At December 31, 1998 and 1997, the carrying amount and fair value of future policy benefits for fixed annuities exclude life insurance-related contracts carried at $1,226,985 and $1,185,155, respectively, and policy loans of $90,115 and $93,540, respectively. The fair value of these benefits is based on the status of the annuities at December 31, 1998 and 1997. The fair value of deferred annuities is estimated as the carrying amount less any applicable surrender charges and related loans. The fair value for annuities in non-life contingent payout status is estimated as the present value of projected benefit payments at rates appropriate for contracts issued in 1998 and 1997.

At December 31, 1998 and 1997, the fair value of liabilities related to separate accounts is estimated as the carrying amount less any applicable surrender charges and less variable insurance contracts carried at $2,343,669 and $1,726,222, respectively.

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

-----------------------------------------------------------------

REPORT OF INDEPENDENT AUDITORS

The Board of Directors
IDS Life Insurance Company

We have audited the accompanying consolidated balance sheets of IDS Life Insurance Company (a wholly owned subsidiary of American Express Financial Corporation) as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of IDS Life Insurance Company at December 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

Ernst & Young LLP
Minneapolis, Minnesota
February 4, 1999

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

IDS LIFE FINANCIAL INFORMATION
-----------------------------------------------------------------

The financial statements shown below are those of the insurance company and not those of any other entity. They are included for the purpose of informing the investor as to the financial condition of the insurance company and its ability to carry out its obligations under its variable contracts.

IDS LIFE INSURANCE COMPANY
-----------------------------------------------------------------

CONSOLIDATED BALANCE SHEETS                                        DEC. 31, 1998    DEC. 31, 1997
ASSETS                                                        ($ thousands, except share amounts)
-------------------------------------------------------------------------------------------------
Investments:
Fixed maturities:
Held to maturity, at amortized cost (fair value: 1998,
$8,420,035; 1997, $9,743,410)....................................  $  7,964,114     $  9,315,450
Available for sale, at fair value (amortized cost: 1998,
$13,344,949; 1997, $12,515,030)..................................    13,613,139       12,876,694
Mortgage loans on real estate....................................     3,505,458        3,618,647
Policy loans.....................................................       525,431          498,874
Other investments................................................       366,604          318,591
-------------------------------------------------------------------------------------------------
Total investments................................................    25,974,746       26,628,256
-------------------------------------------------------------------------------------------------
Cash and cash equivalents........................................        22,453           19,686
Amounts recoverable from reinsurers..............................       262,260          205,716
Amounts due from brokers.........................................           327            8,400
Other accounts receivable........................................        47,963           37,895
Accrued investment income........................................       366,574          357,390
Deferred policy acquisition costs................................     2,496,352        2,479,577
Other assets.....................................................        30,487           22,700
Separate account assets..........................................    27,349,401       23,214,504
-------------------------------------------------------------------------------------------------
Total assets.....................................................  $ 56,550,563     $ 52,974,124
-------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDER'S EQUITY
-------------------------------------------------------------------------------------------------
Liabilities:
Future policy benefits:
Fixed annuities..................................................  $  21,172,303    $  22,009,747
Universal life-type insurance....................................      3,343,671        3,280,489
Traditional life insurance.......................................        225,306          213,676
Disability income and long-term care insurance...................        660,320          533,124
Policy claims and other policyholders' funds.....................         70,309           68,345
Deferred income taxes, net.......................................         16,930           61,582
Amounts due to brokers...........................................        195,406          381,458
Other liabilities................................................        410,285          345,383
Separate account liabilities.....................................     27,349,401       23,214,504
-------------------------------------------------------------------------------------------------
Total liabilities................................................     53,443,931       50,108,308
-------------------------------------------------------------------------------------------------
Stockholder's equity:
Capital stock, $30 par value per share; 100,000 shares
authorized, issued and outstanding...............................          3,000            3,000
Additional paid-in capital.......................................        288,327          290,847
Accumulated other comprehensive income, net of tax:
Net unrealized securities gains..................................        169,584          226,359
Retained earnings................................................      2,645,721        2,345,610
-------------------------------------------------------------------------------------------------
Total stockholder's equity.......................................      3,106,632        2,865,816
-------------------------------------------------------------------------------------------------
Total liabilities and stockholder's equity.......................  $  56,550,563    $  52,974,124
-------------------------------------------------------------------------------------------------

See accompanying notes.

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

--------------------------------------------------------------------------------

                                                                             YEARS ENDED DEC. 31,
                                                                      1998           1997            1996
CONSOLIDATED STATEMENTS OF INCOME                                               ($ thousands)
------------------------------------------------------------------------------------------------------------
Revenues:
Premiums:
Traditional life insurance.......................................  $   53,132       $   52,473    $   51,403
Disability income and long-term care insurance...................     176,298          154,021       131,518
------------------------------------------------------------------------------------------------------------
Total premiums...................................................     229,430          206,494       182,921
------------------------------------------------------------------------------------------------------------
Policyholder and contractholder charges..........................     383,965          341,726       302,999
Management and other fees........................................     401,057          340,892       271,342
Net investment income............................................   1,986,485        1,988,389     1,965,362
Net realized gain (loss) on investments..........................       6,902              860          (159)
------------------------------------------------------------------------------------------------------------
Total revenues...................................................   3,007,839        2,878,361     2,722,465
------------------------------------------------------------------------------------------------------------
Benefits and expenses:
Death and other benefits:
Traditional life insurance.......................................      29,835           28,951        26,919
Universal life-type insurance and investment contracts...........     108,349           92,814        85,017
Disability income and long-term care insurance...................      27,414           22,333        19,185
Increase in liabilities for future policy benefits:
Traditional life insurance.......................................       6,052            3,946         1,859
Disability income and long-term care insurance...................      73,305           63,631        57,230
Interest credited on universal life-type insurance and investment
contracts........................................................   1,317,124        1,386,448     1,370,468
Amortization of deferred policy acquisition costs................     382,642          322,731       278,605
Other insurance and operating expenses...........................     287,326          276,596       261,468
------------------------------------------------------------------------------------------------------------
Total benefits and expenses......................................   2,232,047        2,197,450     2,100,751
------------------------------------------------------------------------------------------------------------
Income before income taxes.......................................     775,792          680,911       621,714
Income taxes.....................................................     235,681          206,664       207,138
------------------------------------------------------------------------------------------------------------
Net income.......................................................  $  540,111       $  474,247    $  414,576
------------------------------------------------------------------------------------------------------------

See accompanying notes.

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                                                    ACCUMULATED
CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY                                                       OTHER
                                                               TOTAL                  ADDITIONAL    COMPREHENSIVE
                                                            STOCKHOLDER'S CAPITAL      PAID-IN       INCOME,      RETAINED
THREE YEARS ENDED DEC. 31, 1998 ($ thousands)                 EQUITY       STOCK       CAPITAL      NET OF TAX    EARNINGS
---------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1995................................  $2,331,708     $3,000       $278,814    $ 230,129    $1,819,765
Comprehensive income:
Net income................................................     414,576         --             --           --       414,576
Unrealized holding losses arising during the year, net of
deferred policy acquisition costs of $10,325 and taxes of
$82,982...................................................    (154,111)        --             --     (154,111)           --
Reclassification adjustment for losses included in net
income, net of tax of $(5,429)............................      10,084         --             --       10,084            --
                                                            -----------                             ----------
Other comprehensive loss..................................    (144,027)        --             --     (144,027)           --
                                                            -----------
Comprehensive income......................................     270,549         --             --           --            --
Capital contribution from parent..........................       4,801         --          4,801           --            --
Other changes.............................................       2,022         --             --           --         2,022
Cash dividends to parent..................................    (165,000)        --             --           --      (165,000)
                                                            ---------------------------------------------------------------
Balance, December 31, 1996................................   2,444,080      3,000        283,615       86,102     2,071,363
Comprehensive income:
Net income................................................     474,247         --             --           --       474,247
Unrealized holding gains arising during the year, net of
effect on deferred policy acquisition costs of $(7,714)
and taxes of $(75,215)....................................     139,686         --             --      139,686            --
Reclassification adjustment for losses included in net
income, net of tax of $(308)..............................         571         --             --          571            --
                                                            -----------                             ----------
Other comprehensive income................................     140,257         --             --      140,257            --
                                                            -----------
Comprehensive income......................................     614,504         --             --           --            --
Capital contribution from parent..........................       7,232         --          7,232           --            --
Cash dividends to parent..................................    (200,000)        --             --           --      (200,000)
                                                            ---------------------------------------------------------------
Balance, December 31, 1997................................   2,865,816      3,000        290,847      226,359     2,345,610
Comprehensive income:
Net income................................................     540,111         --             --           --       540,111
Unrealized holding losses arising during the year, net of
effect on deferred policy acquisition costs of $6,333 and
taxes of $32,826..........................................     (60,964)        --             --      (60,964)           --
Reclassification adjustment for losses included in net
income, net of tax of $(2,254)............................       4,189         --             --        4,189            --
                                                            -----------                             ----------
Other comprehensive loss..................................     (56,775)        --             --      (56,775)           --
                                                            -----------
Comprehensive income......................................     483,336         --             --           --            --
Other changes.............................................      (2,520)        --         (2,520)          --            --
Cash dividends to parent..................................    (240,000)        --             --           --      (240,000)
                                                            ---------------------------------------------------------------
Balance, December 31, 1998................................  $3,106,632     $3,000       $288,327    $ 169,584    $2,645,721
---------------------------------------------------------------------------------------------------------------------------

See accompanying notes.

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

--------------------------------------------------------------------------------

                                                                             YEARS ENDED DEC. 31,
                                                                      1998           1997           1996
CONSOLIDATED STATEMENTS OF CASH FLOWS                                             (thousands)
------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.......................................................  $   540,111    $   474,247    $   414,576
Adjustments to reconcile net income to net cash provided by (used
in) operating activities:
Policy loan issuance, excluding universal life-type insurance....      (53,883)       (54,665)       (49,314)
Policy loan repayment, excluding universal life-type insurance...       57,902         46,015         41,179
Change in amounts recoverable from reinsurers....................      (56,544)       (47,994)       (43,335)
Change in other accounts receivable..............................      (10,068)         6,194         (4,981)
Change in accrued investment income..............................       (9,184)       (14,077)         4,695
Change in deferred policy acquisition costs, net.................      (10,443)      (156,486)      (294,755)
Change in liabilities for future policy benefits for traditional
life, disability income and long-term care insurance.............      138,826        112,915         97,479
Change in policy claims and other policyholders' funds...........        1,964        (15,289)        27,311
Change in deferred income tax provision (benefit)................      (19,122)        19,982        (65,609)
Change in other liabilities......................................       64,902         13,305         46,724
Amortization of premium (accretion of discount), net.............        9,170         (5,649)       (23,032)
Net realized (gain) loss on investments..........................       (6,902)          (860)           159
Policyholder and contractholder charges, non-cash................     (172,396)      (160,885)      (154,286)
Other, net.......................................................       10,786          7,161        (10,816)
------------------------------------------------------------------------------------------------------------
Net cash provided by (used in) operating activities..............  $   485,119    $   223,914    $   (14,005)
------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Fixed maturities held to maturity:
Purchases........................................................  $    (1,020)   $    (1,996)   $   (43,751)
Maturities, sinking fund payments and calls......................    1,162,731        686,503        759,248
Sales............................................................      236,963        236,761        279,506
Fixed maturities available for sale:
Purchases........................................................   (4,100,238)    (3,160,133)    (2,299,198)
Maturities, sinking fund payments and calls......................    2,967,311      1,206,213      1,270,240
Sales............................................................      278,955        457,585        238,905
Other investments, excluding policy loans:
Purchases........................................................     (555,647)      (524,521)      (904,536)
Sales............................................................      579,038        335,765        236,912
Change in amounts due from brokers...............................        8,073          2,647        (11,047)
Change in amounts due to brokers.................................     (186,052)       119,471        140,369
------------------------------------------------------------------------------------------------------------
Net cash provided by (used in) investing activities..............      390,114       (641,705)      (333,352)
------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Activity related to universal life-type insurance and
investment contracts:
Considerations received..........................................    1,873,624      2,785,758      3,567,586
Surrenders and death benefits....................................   (3,792,612)    (3,736,242)    (4,250,294)
Interest credited to account balances............................    1,317,124      1,386,448      1,370,468
Universal life-type insurance policy loans:
Issuance.........................................................      (97,602)       (84,835)       (86,501)
Repayment........................................................       67,000         54,513         58,753
Capital transaction with parent..................................           --          7,232          4,801
Dividends paid...................................................     (240,000)      (200,000)      (165,000)
------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities........................     (872,466)       212,874        499,813
------------------------------------------------------------------------------------------------------------
Net (decrease) increase in cash and cash equivalents.............        2,767       (204,917)       152,456
Cash and cash equivalents at beginning of year...................       19,686        224,603         72,147
------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year.........................  $    22,453    $    19,686    $   224,603
------------------------------------------------------------------------------------------------------------

See accompanying notes.

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ($ THOUSANDS)
-----------------------------------------------------------------
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS
IDS Life Insurance Company (the Company) is a stock life insurance company organized under the laws of the State of Minnesota. The Company is a wholly owned subsidiary of American Express Financial Corporation (AEFC), which is a wholly owned subsidiary of American Express Company. The Company serves residents of all states except New York. IDS Life Insurance Company of New York is a wholly owned subsidiary of the Company and serves New York State residents. The Company also wholly owns American Enterprise Life Insurance Company, American Centurion Life Assurance Company, American Partners Life Insurance Company and American Express Corporation.

The Company's principal products are deferred annuities and universal life insurance, which are issued primarily to individuals. It offers single premium and flexible premium deferred annuities on both a fixed and variable dollar basis. Immediate annuities are offered as well. The Company's insurance products include universal life (fixed and variable), whole life, single premium life and term products (including waiver of premium and accidental death benefits). The Company also markets disability income and long-term care insurance.

BASIS OF PRESENTATION
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which vary in certain respects from reporting practices prescribed or permitted by state insurance regulatory authorities (see Note 4).

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVESTMENTS
Fixed maturities that the Company has both the positive intent and the ability to hold to maturity are classified as held to maturity and carried at amortized cost. All other fixed maturities and all marketable equity securities are classified as available for sale and carried at fair value. Unrealized gains and losses on securities classified as available for sale are reported as a separate component of other comprehensive income, net of deferred policy acquisition costs and deferred taxes.

Realized investment gain or loss is determined on an identified cost basis.

Prepayments are anticipated on certain investments in mortgage-backed securities in determining the constant effective yield used to recognize interest income. Prepayment estimates are based on information received from brokers who deal in mortgage-backed securities.

Mortgage loans on real estate are carried at amortized cost less reserves for mortgage loan losses. The estimated fair value of the mortgage loans is determined by a discounted cash flow analysis using mortgage interest rates currently offered for mortgages of similar maturities.

Impairment of mortgage loans is measured as the excess of a loan's recorded investment over its present value of expected principal and interest payments discounted at the loan's effective interest rate, or the fair value of collateral. The amount of the impairment is recorded in a reserve for mortgage loan losses. The reserve for mortgage loan losses is maintained at a level that management believes is adequate to absorb estimated losses in the portfolio. The level of the reserve account is determined based on several factors, including historical

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ($ THOUSANDS) (CONTINUED)
--------------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) experience, expected future principal and interest payments, estimated collateral values, and current and anticipated economic and political conditions. Management regularly evaluates the adequacy of the reserve for mortgage loan losses.

The Company generally stops accruing interest on mortgage loans for which interest payments are delinquent more than three months. Based on management's judgment as to the ultimate collectibility of principal, interest payments received are either recognized as income or applied to the recorded investment in the loan.

The cost of interest rate caps and floors is amortized to investment income over the life of the contracts and payments received as a result of these agreements are recorded as investment income when realized. The amortized cost of interest rate caps and floors is included in other investments. Amounts paid or received under interest rate swap agreements are recognized as an adjustment to investment income.

The Company purchases and writes index options to hedge the fee income earned on the management of equity securities in separate accounts and the underlying mutual funds. These index options are carried at market value and are included in other investments or other liabilities, as appropriate. Gains or losses on index options that qualify as hedges are deferred and recognized in management and other fees in the same period as the hedged fee income. Gains or losses on index options that do not qualify as hedges are marked to market through the income statement.

The Company also uses index options to manage the risks related to a certain annuity product that pays interest based upon the relative change in a major stock market index between the beginning and end of the product's term. Purchased options used in conjunction with this product are reported in other investments and written options are included in other liabilities. The amortization of the cost of purchased options, the proceeds of written options and the changes in intrinsic value of the contracts are included in net investment income.

Policy loans are carried at the aggregate of the unpaid loan balances which do not exceed the cash surrender values of the related policies.

When evidence indicates a decline, which is other than temporary, in the underlying value or earning power of individual investments, such investments are written down to the fair value by a charge to income.

STATEMENTS OF CASH FLOWS
The Company considers investments with a maturity at the date of their acquisition of three months or less to be cash equivalents. These securities are carried principally at amortized cost, which approximates fair value.

Supplementary information to the consolidated statements of cash flows for the years ended December 31 is summarized as follows:

                                       1998      1997      1996
-----------------------------------------------------------------
CASH PAID DURING THE YEAR FOR:
Income taxes.......................  $215,003  $174,472  $317,283
Interest on borrowings.............    14,529     8,213     4,119
-----------------------------------------------------------------

RECOGNITION OF PROFITS ON ANNUITY CONTRACTS AND INSURANCE POLICIES
Profits on fixed deferred annuities are recognized by the Company over the lives of the contracts, using primarily the interest method. Profits represent the excess of investment income earned from investment of contract considerations over interest credited to contract owners and other expenses.

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ($ THOUSANDS) (CONTINUED)
--------------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
The retrospective deposit method is used in accounting for universal life-type insurance. Under this method, profits are recognized over the lives of the policies in proportion to the estimated gross profits expected to be realized.

Premiums on traditional life, disability income and long-term care insurance policies are recognized as revenue when due, and related benefits and expenses are associated with premium revenue in a manner that results in recognition of profits over the lives of the insurance policies. This association is accomplished by means of the provision for future policy benefits and the deferral and subsequent amortization of policy acquisition costs.

Policyholder and contractholder charges include the monthly cost of insurance charges, issue and administrative fees and surrender charges. These charges also include the minimum death benefit guarantee fees received from the variable life insurance separate accounts. Management and other fees include investment management fees from underlying proprietary mutual funds and mortality and expense risk fees received from the variable annuity and variable life insurance separate accounts.

DEFERRED POLICY ACQUISITION COSTS
The costs of acquiring new business, principally sales compensation, policy issue costs, underwriting and certain sales expenses, have been deferred on insurance and annuity contracts. The deferred acquisition costs for most single premium deferred annuities and installment annuities are amortized using primarily the interest method. The costs for universal life-type insurance and certain installment annuities are amortized as a percentage of the estimated gross profits expected to be realized on the policies. For traditional life, disability income and long-term care insurance policies, the costs are amortized over an appropriate period in proportion to premium revenue.

LIABILITIES FOR FUTURE POLICY BENEFITS
Liabilities for universal life-type insurance and deferred annuities are accumulation values.

Liabilities for fixed annuities in a benefit status are based on established industry mortality tables and interest rates ranging from 5% to 9.5%, depending on year of issue.

Liabilities for future benefits on traditional life insurance are based on the net level premium method, using anticipated mortality, policy persistency and interest earning rates. Anticipated mortality rates are based on established industry mortality tables. Anticipated policy persistency rates vary by policy form, issue age and policy duration with persistency on cash value plans generally anticipated to be better than persistency on term insurance plans. Anticipated interest rates range from 4% to 10%, depending on policy form, issue year and policy duration.

Liabilities for future disability income and long-term care policy benefits include both policy reserves and claim reserves. Policy reserves are based on the net level premium method, using anticipated morbidity, mortality, policy persistency and interest earning rates. Anticipated morbidity and mortality rates are based on established industry morbidity and mortality tables. Anticipated policy persistency rates vary by policy form, issue age, policy duration and, for disability income policies, occupation class. Anticipated interest rates for disability income and long-term care policy reserves are 3% to 9.5% at policy issue and grade to ultimate rates of 5% to 7% over 5 to 10 years.

Claim reserves are calculated based on claim continuance tables and anticipated interest earnings. Anticipated claim continuance rates are based on established industry tables. Anticipated interest rates for claim reserves for both disability income and long-term care range from 6% to 8%.

REINSURANCE
The maximum amount of life insurance risk retained by the Company on any one life is $750 of life benefit plus $50 of accidental death benefits. The maximum amount of life insurance risk retained on any joint-life

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ($ THOUSANDS) (CONTINUED)
--------------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) combination is $1,500. The excesses are reinsured with other life insurance companies, primarily on a yearly renewable term basis. Long-term care policies are primarily reinsured on a coinsurance basis. Beginning in 1998, the Company retains all disability income and waiver of premium risk.

FEDERAL INCOME TAXES
The Company's taxable income is included in the consolidated federal income tax return of American Express Company. The Company provides for income taxes on a separate return basis, except that, under an agreement between AEFC and American Express Company, tax benefit is recognized for losses to the extent they can be used on the consolidated tax return. It is the policy of AEFC and its subsidiaries that AEFC will reimburse subsidiaries for all tax benefits.

Included in other liabilities at December 31, 1998 and 1997 are $26,291 payable to and $12,061, receivable from, respectively, AEFC for federal income taxes.

SEPARATE ACCOUNT BUSINESS
The separate account assets and liabilities represent funds held for the exclusive benefit of the variable annuity and variable life insurance contract owners. The Company receives investment management fees from the proprietary mutual funds used as investment options for variable annuities and variable life insurance. The Company receives mortality and expense risk fees from the separate accounts.

The Company makes contractual mortality assurances to the variable annuity contract owners that the net assets of the separate accounts will not be affected by future variations in the actual life expectancy experience of the annuitants and beneficiaries from the mortality assumptions implicit in the annuity contracts. The Company makes periodic fund transfers to, or withdrawals from, the separate account assets for such actuarial adjustments for variable annuities that are in the benefit payment period. The Company also guarantees that the rates at which administrative fees are deducted from contract funds will not exceed contractual maximums.

For variable life insurance, the Company guarantees that the rates at which insurance charges and administrative fees are deducted from contract funds will not exceed contractual maximums. The Company also guarantees that the death benefit will continue payable at the initial level regardless of investment performance so long as minimum premium payments are made.

ACCOUNTING CHANGES
Effective January 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 requires the reporting and display of comprehensive income and its components. Comprehensive income is defined as the aggregate change in stockholder's equity excluding changes in ownership interests. For the Company, it is net income and the unrealized gains or losses on available-for-sale securities, net of the effect on deferred policy acquisition costs, taxes and reclassification adjustment.

In March 1998, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use." The SOP, which is effective January 1, 1999, requires the capitalization of certain costs incurred after the date of adoption to develop or obtain software for internal use. Software utilized by the Company is owned by AEFC and will be capitalized by AEFC. As a result, the new rule will not have a material impact on the Company's results of operations or financial condition.

In December 1997, the AICPA issued SOP 97-3, "Accounting by Insurance and Other Enterprises for Insurance-Related Assessments," providing guidance for the timing of recognition of liabilities related to guaranty fund assessments. The Company will adopt the SOP on January 1, 1999. The Company has historically carried a balance

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ($ THOUSANDS) (CONTINUED)
--------------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) in other liabilities on the balance sheet for potential guaranty fund assessment exposure. Adoption of the SOP will not have a material impact on the Company's results of operations or financial condition.

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is effective January 1, 2000. This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. Earlier application of all of the provisions of this Statement is encouraged, but it is permitted only as of the beginning of any fiscal quarter that begins after issuance of the Statement. This Statement cannot be applied retroactively. The ultimate financial impact of the new rule will be measured based on the derivatives in place at adoption and cannot be estimated at this time.

RECLASSIFICATION
Certain 1997 and 1996 amounts have been reclassified to conform to the 1998 presentation.

--------------------------------------------------------------------------------
2. INVESTMENTS

Fair values of investments in fixed maturities represent quoted market prices and estimated values when quoted prices are not available. Estimated values are determined by established procedures involving, among other things, review of market indices, price levels of current offerings of comparable issues, price estimates and market data from independent brokers and financial files.

The amortized cost, gross unrealized gains and losses and fair values of investments in fixed maturities and equity securities at December 31, 1998 are as follows:

                                                               GROSS         GROSS
                                                AMORTIZED   UNREALIZED    UNREALIZED        FAIR
HELD TO MATURITY                                  COST         GAINS        LOSSES         VALUE
----------------------------------------------------------------------------------------------------
U.S. Government agency obligations...........  $   39,888     $  4,460      $     --    $     44,348
State and municipal obligations..............       9,683          491            --          10,173
Corporate bonds and obligations..............   6,305,476      447,752        27,087       6,726,141
Mortgage-backed securities...................   1,609,067       30,458           152       1,639,373
----------------------------------------------------------------------------------------------------
                                               $7,964,114     $483,161      $ 27,239    $  8,420,035
----------------------------------------------------------------------------------------------------

                                                               GROSS         GROSS
                                                AMORTIZED   UNREALIZED    UNREALIZED        FAIR
AVAILABLE FOR SALE                                COST         GAINS        LOSSES         VALUE
----------------------------------------------------------------------------------------------------
U.S. Government agency obligations...........  $   52,043     $  3,324      $     --    $     55,367
State and municipal obligations..............      11,060        1,231            --          12,291
Corporate bonds and obligations..............   7,332,344      271,174       155,181       7,448,337
Mortgage-backed securities...................   5,949,502      151,511         3,869       6,097,144
----------------------------------------------------------------------------------------------------
Total fixed maturities.......................  13,344,949      427,240       159,050      13,613,139
Equity securities............................       3,000          158            --           3,158
----------------------------------------------------------------------------------------------------
                                               $13,347,949    $427,398      $159,050    $ 13,616,297
----------------------------------------------------------------------------------------------------

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ($ THOUSANDS) (CONTINUED)
--------------------------------------------------------------------------------

2. INVESTMENTS (CONTINUED)
The amortized cost, gross unrealized gains and losses and fair values of investmentsin fixed maturities and equity securities at December 31, 1997 are as follows:

                                                               GROSS         GROSS
                                                AMORTIZED   UNREALIZED    UNREALIZED
HELD TO MATURITY                                  COST         GAINS        LOSSES       FAIR VALUE
-----------------------------------------------------------------------------------------------------
U.S. Government agency obligations...........  $   41,932     $  2,949      $    --     $      44,881
State and municipal obligations..............       9,684          568           --            10,252
Corporate bonds and obligations..............   7,280,646      415,700        9,322         7,687,024
Mortgage-backed securities...................   1,983,188       25,976        7,911         2,001,253
-----------------------------------------------------------------------------------------------------
                                               $9,315,450     $445,193      $17,233     $   9,743,410
-----------------------------------------------------------------------------------------------------

                                                               GROSS         GROSS
                                                AMORTIZED   UNREALIZED    UNREALIZED        FAIR
AVAILABLE FOR SALE                                COST         GAINS        LOSSES          VALUE
-----------------------------------------------------------------------------------------------------
U.S. Government agency obligations...........  $   65,291     $  4,154      $    --     $      69,445
State and municipal obligations..............      11,045        1,348           --            12,393
Corporate bonds and obligations..............   5,308,129      232,761       30,198         5,510,692
Mortgage-backed securities...................   7,130,565      160,478        6,879         7,284,164
-----------------------------------------------------------------------------------------------------
Total fixed maturities.......................  12,515,030      398,741       37,077        12,876,694
Equity securities............................       3,000          361           --             3,361
-----------------------------------------------------------------------------------------------------
                                               $12,518,030    $399,102      $37,077     $  12,880,055
-----------------------------------------------------------------------------------------------------

The amortized cost and fair value of investments in fixed maturities at December 31, 1998 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                           AMORTIZED      FAIR
HELD TO MATURITY                             COST         VALUE
------------------------------------------------------------------
Due in one year or less.................  $  354,296   $   359,020
Due from one to five years..............   2,111,369     2,249,847
Due from five to ten years..............   3,012,227     3,189,789
Due in more than ten years..............     877,155       982,006
Mortgage-backed securities..............   1,609,067     1,639,373
------------------------------------------------------------------
                                          $7,964,114   $ 8,420,035
------------------------------------------------------------------

                                           AMORTIZED      FAIR
AVAILABLE FOR SALE                           COST         VALUE
------------------------------------------------------------------
Due in one year or less.................  $  102,463   $   104,475
Due from one to five years..............     682,336       725,859
Due from five to ten years..............   3,904,326     4,044,378
Due in more than ten years..............   2,718,659     2,654,382
Mortgage-backed securities..............   5,937,165     6,084,045
------------------------------------------------------------------
                                          $13,344,949  $13,613,139
------------------------------------------------------------------

During the years ended December 31, 1998, 1997 and 1996, fixed maturities classified as held to maturity were sold with amortized cost of $230,036, $229,848 and $277,527, respectively. Net gains and losses on these sales were not significant. The sale of these fixed maturities was due to significant deterioration in the issuers' credit worthiness.

Fixed maturities available for sale were sold during 1998 with proceeds of $278,955 and gross realized gains and losses of $15,658 and $22,102, respectively. Fixed maturities

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ($ THOUSANDS) (CONTINUED)
--------------------------------------------------------------------------------

2. INVESTMENTS (CONTINUED)
available for sale were sold during 1997 with proceeds of $457,585 and gross realized gains and losses of $6,639 and $7,518, respectively. Fixed maturities available for sale were sold during 1996 with proceeds of $238,905 and gross realized gains and losses of $571 and $16,084, respectively.

At December 31, 1998, bonds carried at $14,302 were on deposit with various states as required by law.

At December 31, 1998, investments in fixed maturities comprised 83 percent of the Company's total invested assets. These securities are rated by Moody's and Standard & Poor's (S&P), except for securities carried at approximately $3.6 billion which are rated by AEFC's internal analysts using criteria similar to Moody's and S&P. A summary of investments in fixed maturities, at amortized cost, by rating on December 31 is as follows:

RATING                                       1998         1997
------------------------------------------------------------------
Aaa/AAA.................................  $ 7,629,628  $ 9,195,619
Aaa/AA..................................        2,277           --
Aa/AA...................................      308,053      232,451
Aa/A....................................      301,325      246,792
A/A.....................................    2,525,283    2,787,936
A/BBB...................................    1,148,736    1,200,345
Baa/BBB.................................    6,237,014    5,226,616
Baa/BB..................................      492,696      475,084
Below investment grade..................    2,664,051    2,465,637
------------------------------------------------------------------
                                          $21,309,063  $21,830,480
------------------------------------------------------------------

At December 31, 1998, 93 percent of the securities rated Aaa/AAA are GNMA, FNMA and FHLMC mortgage-backed securities. No holdings of any other issuer are greater than one percent of the Company's total investments in fixed maturities. At December 31, 1998, approximately 13 percent of the Company's invested assets were mortgage loans on real estate. Summaries of mortgage loans by region of the United States and by type of real estate are as follows:

                                   DECEMBER 31, 1998            DECEMBER 31, 1997
--------------------------------------------------------------------------------------
                                ON BALANCE  COMMITMENTS     ON BALANCE    COMMITMENTS
REGION                            SHEET     TO PURCHASE       SHEET       TO PURCHASE
--------------------------------------------------------------------------------------
East North Central............  $ 750,705     $ 16,393     $  748,372       $ 32,462
West North Central............    491,006       81,648        456,934         14,340
South Atlantic................    839,233       21,020        922,172         14,619
Middle Atlantic...............    476,448        6,169        545,601         15,507
New England...................    263,761        2,824        316,250          2,136
Pacific.......................    195,851       16,946        184,917          3,204
West South Central............    136,841        1,412        125,227             --
East South Central............     46,029           --         60,274             --
Mountain......................    345,379        8,473        297,545         28,717
--------------------------------------------------------------------------------------
                                3,545,253      154,885      3,657,292        110,985
Less allowance for losses.....     39,795           --         38,645             --
--------------------------------------------------------------------------------------
                                $3,505,458    $154,885     $3,618,647       $110,985
--------------------------------------------------------------------------------------

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ($ THOUSANDS) (CONTINUED)
--------------------------------------------------------------------------------

2. INVESTMENTS (CONTINUED)

                                     DECEMBER 31, 1998             DECEMBER 31, 1997
-----------------------------------------------------------------------------------------
                                 ON BALANCE    COMMITMENTS     ON BALANCE    COMMITMENTS
PROPERTY TYPE                      SHEET       TO PURCHASE       SHEET       TO PURCHASE
-----------------------------------------------------------------------------------------
Department/retail stores......  $ 1,139,349    $    59,305    $ 1,189,203    $    27,314
Apartments....................      960,808          9,272      1,089,127         16,576
Office buildings..............      783,576         50,450        716,729         34,546
Industrial buildings..........      298,549         13,263        295,889         21,200
Hotels/motels.................      109,185         14,122        101,052             --
Medical buildings.............      124,369             --         99,979          9,748
Nursing/retirement homes......       46,696             --         72,359             --
Mixed Use.....................       65,151             --         71,007             --
Other.........................       17,570          8,473         21,947          1,601
-----------------------------------------------------------------------------------------
                                  3,545,253        154,885      3,657,292        110,985
Less allowance for losses.....       39,795             --         38,645             --
-----------------------------------------------------------------------------------------
                                $ 3,505,458    $   154,885    $ 3,618,647    $   110,985
-----------------------------------------------------------------------------------------

Mortgage loan fundings are restricted by state insurance regulatory authorities to 80 percent or less of the market value of the real estate at the time of origination of the loan. The Company holds the mortgage document, which gives it the right to take possession of the property if the borrower fails to perform according to the terms of the agreement. Commitments to purchase mortgages are made in the ordinary course of business. The fair value of the mortgage commitments is $nil.

At December 31, 1998 and 1997, the Company's recorded investment in impaired loans was $24,941 and $45,714, respectively, with allowances of $6,662 and $9,812, respectively. During 1998 and 1997, the average recorded investment in impaired loans was $37,873 and $61,870, respectively.
The Company recognized $1,809, $2,981and $4,889 of interest income related to impaired loans for the years ended December 31, 1998, 1997 and 1996 respectively.

The following table presents changes in the allowance for investment losses related to all loans:

                                      1998     1997     1996
--------------------------------------------------------------
Balance, January 1.................  $38,645  $37,495  $37,340
Provision for investment losses....    7,582    8,801   10,005
Loan payoffs.......................     (800)  (3,851)  (4,700)
Foreclosures and writeoffs.........   (5,632)  (3,800)  (5,150)
--------------------------------------------------------------
Balance, December 31...............  $39,795  $38,645  $37,495
--------------------------------------------------------------

At December 31, 1998, the Company had commitments to purchase investments other than mortgage loans for $223,011. Commitments to purchase investments are made in the ordinary course of business. The fair value of these commitments is $nil.

Net investment income for the years ended December 31 is summarized as follows:

                                        1998        1997        1996
-----------------------------------------------------------------------
Interest on fixed maturities.......  $1,676,984  $1,692,481  $1,666,929
Interest on mortgage loans.........     301,253     305,742     283,830
Other investment income............      43,518      25,089      43,283
Interest on cash equivalents.......       5,486       5,914       5,754
-----------------------------------------------------------------------
                                      2,027,241   2,029,226   1,999,796
Less investment expenses...........      40,756      40,837      34,434
-----------------------------------------------------------------------
                                     $1,986,485  $1,988,389  $1,965,362
-----------------------------------------------------------------------

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ($ THOUSANDS) (CONTINUED)
--------------------------------------------------------------------------------

2. INVESTMENTS (CONTINUED)
Net realized gain (loss) on investments for the years ended December 31 is summarized as follows:

                                      1998     1997     1996
--------------------------------------------------------------
Fixed maturities...................  $12,084  $16,115  $ 8,736
Mortgage loans.....................   (5,933)  (6,424)  (8,745)
Other investments..................      751   (8,831)    (150)
--------------------------------------------------------------
                                     $ 6,902  $   860  $  (159)
--------------------------------------------------------------

Changes in net unrealized appreciation (depreciation) of investments for the years ended December 31 are summarized as follows:

                                            1998      1997       1996
------------------------------------------------------------------------
Fixed maturities available for sale.....  $(93,474) $ 223,441  $(231,853)
Equity securities.......................      (203)        53        (52)
------------------------------------------------------------------------

--------------------------------------------------------------------------------
3. INCOME TAXES

The Company qualifies as a life insurance company for federal income tax purposes. As such, the Company is subject to the Internal Revenue Code provisions applicable to life insurance companies.

The income tax expense (benefit) for the years ended December 31 consists of the following:

                                       1998      1997      1996
-----------------------------------------------------------------
Federal income taxes:
Current............................  $244,946  $176,879  $260,357
Deferred...........................   (16,602)   19,982   (65,609)
-----------------------------------------------------------------
                                      228,344   196,861   194,748
State income taxes-current.........     7,337     9,803    12,390
-----------------------------------------------------------------
Income tax expense.................  $235,681  $206,664  $207,138
-----------------------------------------------------------------

Increases (decreases) to the federal tax provision applicable to pretax income based on the statutory rate are attributable to:

                                                                     1998                 1997                 1996
--------------------------------------------------------------------------------------------------------------------------
                                                              PROVISION    RATE    PROVISION    RATE    PROVISION    RATE
--------------------------------------------------------------------------------------------------------------------------
Federal income taxes based
on the statutory rate.......................................   $271,527    35.0%    $238,319    35.0%    $217,600    35.0%
(Decreases) increases are attributable to:
Tax-excluded interest and dividend income...................    (12,289)   (1.6)     (10,294)   (1.5)      (9,636)   (1.5)
State taxes, net of federal benefit.........................      4,769      .6        6,372      .9        8,053     1.3
Affordable housing credits..................................    (19,688)   (2.5)     (20,705)   (3.0)      (5,090)    (.8)
Other, net..................................................     (8,638)   (1.1)      (7,028)   (1.0)      (3,789)    (.7)
--------------------------------------------------------------------------------------------------------------------------
Federal income taxes........................................   $235,681    30.4%    $206,664    30.4%    $207,138    33.3%
--------------------------------------------------------------------------------------------------------------------------

A portion of life insurance company income earned prior to 1984 was not subject to current taxation but was accumulated, for tax purposes, in a policyholders' surplus account. At December 31, 1998, the Company had a policyholders' surplus account balance of $20,114. The policyholders' surplus account is only

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ($ THOUSANDS) (CONTINUED)
--------------------------------------------------------------------------------

3. INCOME TAXES (CONTINUED)
taxable if dividends to the stockholder exceed the stockholder's surplus account or if the Company is liquidated. Deferred income taxes of $7,040 have not been established because no distributions of such amounts are contemplated.

Significant components of the Company's deferred tax assets and liabilities as of December 31 are as follows:

                                                           1998      1997
---------------------------------------------------------------------------
Deferred tax assets:
Policy reserves........................................  $756,769  $748,204
Life insurance guaranty fund assessment reserve........    15,289    20,101
Other..................................................     4,253     9,589
---------------------------------------------------------------------------
Total deferred tax assets..............................   776,311   777,894
---------------------------------------------------------------------------
Deferred tax liabilities:
Deferred policy acquisition costs......................   698,471   700,032
Unrealized gain on investments.........................    91,315   121,885
Investments, other.....................................     3,455    17,559
---------------------------------------------------------------------------
Total deferred tax liabilities.........................   793,241   839,476
---------------------------------------------------------------------------
Net deferred tax liabilities...........................  $ 16,930  $ 61,582
---------------------------------------------------------------------------

The Company is required to establish a valuation allowance for any portion of the deferred tax assets that management believes will not be realized. In the opinion of management, it is more likely than not that the Company will realize the benefit of the deferred tax assets and, therefore, no such valuation allowance has been established.

--------------------------------------------------------------------------------
4. STOCKHOLDER'S EQUITY

Retained earnings available for distribution as dividends to the parent are limited to the Company's surplus as determined in accordance with accounting practices prescribed by state insurance regulatory authorities. Statutory unassigned surplus aggregated $1,598,203 as of December 31, 1998 and $1,468,677 as of December 31, 1997 (see Note 3 with respect to the income tax effect of certain distributions). In addition, any dividend distributions in 1999 in excess of approximately $353,933 would require approval of the Department of Commerce of the State of Minnesota.

Statutory net income for the years ended December 31 and capital and surplus as of December 31 are summarized as follows:

                                        1998        1997        1996
-----------------------------------------------------------------------
Statutory net income...............  $  429,903  $  379,615  $  365,585
Statutory capital and surplus......   1,883,405   1,765,290   1,565,082
-----------------------------------------------------------------------

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ($ THOUSANDS) (CONTINUED)
-----------------------------------------------------------------
5. RELATED PARTY TRANSACTIONS

The Company loans funds to AEFC under a collateral loan agreement. The balance of the loan was $nil at December 31, 1998 and 1997. This loan can be increased to a maximum of $75,000 and pays interest at a rate equal to the preceding month's effective new money rate for the Company's permanent investments. Interest income on related party loans totaled $nil, $103 and $780 in 1998, 1997 and 1996, respectively.

The Company participates in the American Express Company Retirement Plan which covers all permanent employees age 21 and over who have met certain employment requirements. Employer contributions to the plan are based on participants' age, years of service and total compensation for the year. Funding of retirement costs for this plan complies with the applicable minimum funding requirements specified by ERISA. The Company's share of the total net periodic pension cost was $211, $201 and $174 in 1998, 1997 and 1996, respectively.

The Company also participates in defined contribution pension plans of American Express Company which cover all employees who have met certain employment requirements. Company contributions to the plans are a percent of either each employee's eligible compensation or basic contributions. Costs of these plans charged to operations in 1998, 1997 and 1996 were $1,503, $1,245 and $990, respectively.

The Company participates in defined benefit health care plans of AEFC that provide health care and life insurance benefits to retired employees and retired financial advisors. The plans include participant contributions and service related eligibility requirements. Upon retirement, such employees are considered to have been employees of AEFC. AEFC expenses these benefits and allocates the expenses to its subsidiaries. The Company's share of postretirement benefits in 1998, 1997 and 1996 was $1,352, $1,330 and $1,449, respectively.

Charges by AEFC for use of joint facilities, technology support, marketing services and other services aggregated $411,337, $414,155 and $397,362 for 1998, 1997 and 1996, respectively. Certain of these costs are included in deferred policy acquisition costs.

--------------------------------------------------------------------------------
6. COMMITMENTS AND CONTINGENCIES

At December 31, 1998, 1997 and 1996, traditional life insurance and universal life-type insurance in force aggregated $81,074,928, $74,730,720 and $67,274,354, respectively, of which $4,912,313, $4,351,904 and $3,875,921 were reinsured at the respective year ends. The Company also reinsures a portion of the risks assumed under disability income and long-term care policies. Under all reinsurance agreements, premiums ceded to reinsurers amounted to $66,378, $60,495 and $48,250 and reinsurance recovered from reinsurers amounted to $20,982, $19,042, and $15,612 for the years ended December 31, 1998, 1997 and
1996, respectively. Reinsurance contracts do not relieve the Company from its primary obligation to policyholders.

A number of lawsuits have been filed against life and health insurers in jurisdictions in which the Company, its parent and its subsidiaries conduct business involving insurers' sales practices, alleged agent misconduct, failure to properly supervise agents, and other matters. The Company has been named as a defendant in three of these types of actions.

The plaintiffs purport to represent a class consisting of all persons who purchased policies or contracts from the Company and its subsidiaries. The complaints put at issue various alleged sales practices and misrepresentations, alleged breaches of fiduciary duties and alleged violations of consumer fraud statutes. The Company and its subsidiaries believe they have meritorious defenses to the claims raised in these lawsuits.

The outcome of any litigation cannot be predicted with certainty. In the opinion of

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ($ THOUSANDS) (CONTINUED)
-----------------------------------------------------------------

6. COMMITMENTS AND CONTINGENCIES (CONTINUED) management, however, the ultimate resolution of these lawsuits, taken in the aggregate, should not have a material adverse effect on the Company's consolidated financial position.

The IRS routinely examines the Company's federal income tax returns, and is currently auditing the Company's returns for the 1990 through 1992 tax years. Management does not believe there will be a material adverse effect on the Company's consolidated financial position as a result of this audit.

--------------------------------------------------------------------------------
7. LINES OF CREDIT

The Company has available lines of credit with its parent aggregating $100,000. The interest rate for any borrowings is established by reference to various indices plus 20 to 45 basis points, depending on the term. Borrowings outstanding under this agreement were $nil at December 31, 1998 and 1997.

--------------------------------------------------------------------------------
8. DERIVATIVE FINANCIAL INSTRUMENTS

The Company enters into transactions involving derivative financial instruments to manage its exposure to interest rate risk and equity market risk, including hedging specific transactions. The Company does not hold derivative instruments for trading purposes. The Company manages risks associated with these instruments as described below.

Market risk is the possibility that the value of the derivative financial instruments will change due to fluctuations in a factor from which the instrument derives its value, primarily an interest rate or equity market index. The Company is not impacted by market risk related to derivatives held for non-trading purposes beyond that inherent in cash market transactions. Derivatives held for purposes other than trading are largely used to manage risk and, therefore, the cash flow and income effects of the derivatives are inverse to the effects of the underlying transactions.

Credit risk is the possibility that the counterparty will not fulfill the terms of the contract. The Company monitors credit risk related to derivative financial instruments through established approval procedures, including setting concentration limits by counterparty, and requiring collateral, where appropriate. A vast majority of the Company's counterparties are rated A or better by Moody's and Standard & Poor's.

Credit risk related to interest rate caps and floors and index options is measured by the replacement cost of the contracts. The replacement cost represents the fair value of the instruments.

The notional or contract amount of a derivative financial instrument is generally used to calculate the cash flows that are received or paid over the life of the agreement. Notional amounts are not recorded on the balance sheet. Notional amounts far exceed the related credit risk.

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ($ THOUSANDS) (CONTINUED)
-----------------------------------------------------------------

8. DERIVATIVE FINANCIAL INSTRUMENTS (CONTINUED)
The Company's holdings of derivative financial instruments are as follows:

DECEMBER 31, 1998                NOTIONAL   CARRYING    FAIR    TOTAL CREDIT
ASSETS:                           AMOUNT     AMOUNT    VALUE      EXPOSURE
----------------------------------------------------------------------------
Assets:
Interest rate caps............  $3,400,000  $15,985   $  4,256    $ 4,256
Interest rate floors..........   1,000,000    1,082     13,971     13,971
Options purchased.............     110,912   24,094     29,453     29,453
Liabilities:
Options purchased/written.....     265,454  (10,526 )  (11,062)        --
Off balance sheet:
Interest rate swaps...........   1,667,000       --    (73,477)        --
----------------------------------------------------------------------------
                                            $30,635   $(36,859)   $47,680
----------------------------------------------------------------------------

DECEMBER 31, 1997                NOTIONAL   CARRYING      FAIR      TOTAL CREDIT
ASSETS:                           AMOUNT     AMOUNT       VALUE       EXPOSURE
---------------------------------------------------------------------------------
Assets:
Interest rate caps............  $4,600,000   $24,963    $  15,665      $15,665
Interest rate floors..........   1,000,000     1,561        4,551        4,551
Options purchased/written.....     279,737     9,808       10,449       10,449
Liabilities:
Options written...............       7,373       (89)         114           --
Off balance sheet:
Interest rate swaps...........   1,267,000        --      (45,799)          --
---------------------------------------------------------------------------------
                                             $36,243    $ (15,020)     $30,655
---------------------------------------------------------------------------------

The fair values of derivative financial instruments are based on market values, dealer quotes or pricing models. The interest rate caps, floors and swaps expire on various dates from 1999 to 2003. The put and call options expire on various dates from 1999 to 2005.

Interest rate caps, swaps and floors are used principally to manage the Company's interest rate risk. These instruments are used to protect the margin between interest rates earned on investments and the interest rates credited to related annuity contract holders.

The Company is also using interest rate swaps to manage interest rate risk related to the level of fee income earned on the management of fixed income securities in separate accounts and the underlying mutual funds. The amount of fee income received is based upon the daily market value of the separate account and mutual fund assets. As a result, changing interest rate conditions could impact the Company's fee income significantly. The Company entered into interest rate swaps to hedge anticipated fee income for 1999 related to separate accounts and mutual funds which invest in fixed income securities. Interest will be accrued and reported in accrued investment income and other liabilities, as appropriate, and management and other fees.

The Company offers a certain annuity product that pays interest based upon the relative change in a major stock market index between the beginning and end of the product's term. As a means of hedging its obligation under the provisions of this product, the Company purchases and writes options on the major stock market index.

Index options are used to manage the equity market risk related to the fee income that the Company receives from its separate accounts and the underlying mutual funds. The amount of the fee income received is based upon the daily market value of the separate account and mutual fund assets. As a result, the Company's fee income could be impacted significantly by changing economic conditions in the equity market. The Company entered into index option

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ($ THOUSANDS) (CONTINUED)
-----------------------------------------------------------------

8. DERIVATIVE FINANCIAL INSTRUMENTS (CONTINUED) collars (combination of puts and calls) to hedge anticipated fee income for 1998 and 1999 related to separate accounts and mutual funds which invest in equity securities. Testing has demonstrated the impact of these instruments on the income statement closely correlates with the amount of fee income the Company realizes. In the event that testing demonstrates that this correlation no longer exists, or in the event the Company disposes of the index options collars, the instruments will be marked-to-market through the income statement. At December 31, 1998 deferred losses on purchased put and written call index options were $2,933 and $7,435, respectively. At December 31, 1997 deferred losses on purchased put index options were $2,428 and deferred gains on written call index options were $5,275.

--------------------------------------------------------------------------------
9. FAIR VALUES OF FINANCIAL INSTRUMENTS

The Company discloses fair value information for most on- and off-balance sheet financial instruments for which it is practicable to estimate that value. Fair values of life insurance obligations and all non-financial instruments, such as deferred acquisition costs are excluded.

Off-balance sheet intangible assets, such as the value of the field force, are also excluded. Management believes the value of excluded assets and liabilities is significant. The fair value of the Company, therefore, cannot be estimated by aggregating the amounts presented.

                                          1998                      1997
----------------------------------------------------------------------------------
                                 CARRYING       FAIR       CARRYING       FAIR
                                   VALUE        VALUE        VALUE        VALUE
----------------------------------------------------------------------------------
FINANCIAL ASSETS
Investments:
Fixed maturities (Note 2):
Held to maturity..............  $ 7,964,114  $ 8,420,035  $ 9,315,450  $ 9,743,410
Available for sale............   13,613,139   13,613,139   12,876,694   12,876,694
Mortgage loans on real estate
(Note 2)......................    3,505,458    3,745,617    3,618,647    3,808,570
Other:
Equity securities (Note 2)....        3,158        3,158        3,361        3,361
Derivative financial
instruments (Note 8)..........       41,161       47,680       36,332       30,665
Other.........................       28,872       28,872       82,347       85,383
Cash and cash equivalents
(Note 1)......................       22,453       22,453       19,686       19,686
Separate account assets
(Note 1)......................   27,349,401   27,349,401   23,214,504   23,214,504

FINANCIAL LIABILITIES
Future policy benefits for
fixed annuities...............  $19,855,203  $19,144,838  $20,731,052  $19,882,302
Derivative financial
instruments (Note 8)..........       10,526       84,539           89       45,685
Separate account
liabilities...................   25,005,732   24,179,115   21,488,282   20,707,620
----------------------------------------------------------------------------------

At December 31, 1998 and 1997, the carrying amount and fair value of future policy benefits for fixed annuities exclude life insurance-related contracts carried at $1,226,985 and $1,185,155, respectively, and policy loans of $90,115 and $93,540, respectively. The fair value of these benefits is based on the status of the annuities at December 31, 1998 and 1997. The fair value of deferred annuities is estimated as the carrying amount less any applicable surrender charges and related loans. The fair value for annuities in non-life contingent payout status is estimated as the present value of projected benefit payments at rates appropriate for contracts issued in 1998 and 1997.

At December 31, 1998 and 1997, the fair value of liabilities related to separate accounts is estimated as the carrying amount less any applicable surrender charges and less variable insurance contracts carried at $2,343,669 and $1,726,222, respectively.

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ($ THOUSANDS) (CONTINUED)
-----------------------------------------------------------------

10. YEAR 2000 ISSUE (UNAUDITED)

The Year 2000 issue is the result of computer programs having been written using two digits rather than four to define a year. Any programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems or miscalculations, which could have a material impact on the operations of the Company. All of the systems used by the Company are maintained by AEFC and are utilized by multiple subsidiaries and affiliates of AEFC. The Company's business is heavily dependent upon AEFC's computer systems and has significant interactions with systems of third parties.

A comprehensive review of AEFC's computer systems and business processes, including those specific to the Company, has been conducted to identify the major systems that could be affected by the Year 2000 issue. Steps are being taken to resolve any potential problems including modification to existing software and the purchase of new software. These measures are scheduled to be completed and tested on a timely basis. AEFC's target date for substantially completing corrective measures on business critical systems was December 31, 1998. Substantial testing of these systems was targeted for completion early in 1999. AEFC is currently on track with this schedule and is also on track to finish the work on non-critical systems by June 30, 1999.

AEFC continues to evaluate the Year 2000 readiness of advisors and other third parties whose system failures could have an impact on the Company's operations. The potential materiality of any such impact is not known at this time.

AEFC's Year 2000 project includes establishing Year 2000 contingency plans for all key business units. Business continuation plans, which address business continuation in the event of a system disruption, are in place for all key business units. These plans are being amended to include specific Year 2000 considerations and will continue to be refined throughout 1999 as additional information related to potential 2000 exposure is gathered.

IDS LIFE INSURANCE COMPANY
(A WHOLLY OWNED SUBSIDIARY OF AMERICAN EXPRESS FINANCIAL CORPORATION)

-----------------------------------------------------------------

REPORT OF INDEPENDENT AUDITORS

The Board of Directors
IDS Life Insurance Company

We have audited the accompanying consolidated balance sheets of IDS Life Insurance Company (a wholly owned subsidiary of American Express Financial Corporation) as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of IDS Life Insurance Company at December 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

Ernst & Young LLP
Minneapolis, Minnesota
February 4, 1999

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

     The expenses of the issuance and distribution of the interests in the IDS Life Account MGA of IDS Life Insurance Company to be registered, other than commissions on sales of the Contracts, are to be borne by the registrant.

Item 14. Indemnification of Directors and Officers

     Section 300.083 of Minnesota Law provides in part that a corporation organized under such law shall have power to indemnify anyone made, or threatened to be made, a party to a threatened, pending or completed proceeding, whether civil or criminal, administrative or investigative, because he is or was a director or officer of the corporation, or served as a director or officer of another corporation at the request of the corporation. Indemnification in such a proceeding may extend to judgments, penalties, fines and amounts paid in settlement, as well as to reasonable expenses, including attorneys' fees and disbursements. In a civil proceeding, there can be no indemnification under the statute, unless it appears that the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and its shareholders and unless such person has received no improper personal benefit; in a criminal proceeding, the person seeking indemnification must also have no reasonable cause to believe his conduct was unlawful.

     Article IX of the By-laws of IDS Life Insurance Company requires IDS Life Insurance Company to indemnify directors and officers to the extent indemnification is permitted as stated by the preceding paragraph, and contains substantially the same language as the above-mentioned Section 300.083.

     Article IX, paragraph (2), of the By-laws of IDS Life Insurance Company provides as follows:

     "Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he is or was a director, officer, employee or agent of this Corporation, or is or was serving at the direction of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the State of Minnesota, as now existing or hereafter amended, provided that this Article shall not indemnify or protect any such director, officer, employee or agent against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of his duties or by reason of his reckless disregard of his obligations and duties."

     The parent company of IDS Life Insurance Company maintains an insurance policy which affords liability coverage to directors and officers of IDS Life Insurance Company while acting in that capacity. IDS Life Insurance Company pays its proportionate share of the premiums for the policy.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities

          None

Item 16.  Exhibits and Financial Statement Schedules

     (a)  Exhibits

          1.- 2.    Not applicable.

          3.1 Copy of Certificate of Incorporation of IDS Life Insurance Company filed electronically as Exhibit 3.1 to Post-Effective Amendment No. 2 to Registration Statement No. 33-50968 is incorporated herein by reference.

          3.2 Copy of the Amended By-laws of IDS Life Insurance Company filed electronically as Exhibit 3.2 to Post-Effective Amendment No. 2 to Registration Statement No. 33-50968 is incorporated herein by reference.

          3.3 Copy of Resolution of the Board of Directors of IDS Life Insurance Company, dated May 5, 1989, establishing IDS Life Account MGA filed electronically as Exhibit 3.3 to Post-Effective Amendment No. 2 to Registration Statement No. 33-50968 is incorporated herein by reference.

          4.1 Copy of Group Annuity Contract, Form 30363D, filed electronically as Exhibit 4.1 to Post-Effective Amendment No. 2 to Registration Statement No. 33-50968 is incorporated herein by reference.

          4.2 Copy of Group Annuity Certificate, Form 30360D, filed electronically as Exhibit 4.2 to Post-Effective Amendment No. 2 to Registration Statement No. 33-50968 is incorporated herein by reference.

          4.3 Form of Deferred Annuity Contract, Form 30365E, filed electronically as Exhibit 4.3 to Post-Effective Amendment No. 2 to Registration Statement No. 33-50968 is incorporated herein by reference.

          5. Copy of Opinion of Counsel regarding legality of Contracts, dated Sept. 28, 1992, filed electronically as Exhibit 5 to Post-Effective Amendment No. 2 to Registration Statement No. 33-50968 is incorporated herein by reference.

          6. - 20. Not applicable.

          21. Copy of List of Subsidiaries filed electronically as Exhibit 22 to Post-Effective Amendment No. 5 to Registration Statement No. 33-50968 is incorporated herein by reference.

          22.  Not applicable.

          23.  Consent of Independent Auditors, filed electronically herewith.

          24.1 Power of Attorney, dated August 19, 1997, filed electronically as
               Exhibit 24.1 to Post-Effective Amendment No. 7 to Registration Statement No. 33-50968 is incorporated herein by reference.

          24.2 Power of Attorney,  dated April 9, 1998, filed  electronically as
               Exhibit 24.2 to Post-Effective Amendment No. 7 to Registration Statement No. 33-50968 is incorporated herein by reference.

          25.-27. Not applicable.

(b)      Not Applicable.

Item 17. Undertakings

A.   The Registrant undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

               (ii) to reflect  in the  prospectus  any facts or events  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement,

               (iii)to include  any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement,

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof,

          (3)  that  all   post-effective   amendments   will  comply  with  the
               applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and

          (4)  to  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The Registrant represents that it is relying upon the no-action assurance given to the American Council of Life Insurance (pub. avail. Nov. 28,
     1988). Further, the Registrant represents that it has complied with the provisions of paragraphs (1) - (4) of the no-action letter.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, IDS Life Insurance Company has duly caused this Registration Statement to be signed on behalf of the Registrant by the undersigned, thereunto duly authorized in this City of Minneapolis, and State of Minnesota on the 30th day of April, 1999.

                        IDS Life Insurance Company
                                 (Registrant)

                        By IDS Life Insurance Company

                        By /s/   James A. Mitchell*
                                 James A. Mitchell

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 30th day of April, 1999.

Signature                                Title

/s/  James A. Mitchell*                  Chairman of the Board
     James A. Mitchell                   and Chief Executive Officer

/s/  Richard W. Kling*                   Director and President
     Richard W. Kling

/s/  Jeffrey S. Horton**                 Vice President and Treasurer
     Jeffrey S. Horton

/s/  David R. Hubers*                    Director
     David R. Hubers

/s/  Paul F. Kolkman*                    Director and Executive Vice
     Paul F. Kolkman                     President

/s/                                      Director and Executive Vice President,
     Paula R Meyer                       Assured Assets

/s/  Barry J. Murphy*                    Director and Executive Vice
     Barry J. Murphy                     President, Client Service

/s/  Stuart A. Sedlacek*                 Director and Executive Vice
     Stuart A. Sedlacek                  President

/s/  Philip C. Wentzel**                 Vice President and Controller
     Philip C. Wentzel

* Signed pursuant to Power of Attorney dated August 19, 1997, filed electronically as Exhibit 24.1 for IDS Life Insurance Company (IDS Life Account MGA) to Post-Effective Amendment No. 7 to Registration Statement No. 33-50968 and incorporated herein by reference.

** Signed pursuant to Power of Attorney dated April 9, 1998, filed electronically as Exhibit 24.2 for IDS Life Insurance Company (IDS Life Account MGA) to Post-Effective Amendment No. 7 to Registration Statement No. 33-50968 and incorporated herein by reference.

By:



/s/ Bruce A. Kohn
    Bruce A. Kohn